EXHIBIT 10.36

     Agreement of Lease made as of August _, 2000 between Pan Am Equities, Inc., as agent for Pamela Equities Corp., a New York corporation, having an office at Three New York Plaza, New York, NY 10004, (the "Landlord"), and Bion Environmental Technologies, Inc., a Colorado corporation with an office at 18 East 50th Street, New York, New York 10022 (the "Tenant").

The parties hereby agree as follows:

                            ARTICLE 1
                      SUMMARY OF BASIC TERMS

     1.01 Purpose: This Article defines certain basic terms used in this Lease subject to the qualifications and exceptions set forth herein.

     1.02  "Base Rent": $241,122.00 per year ($20,093.50 per month) for the first year of the Lease Term, and thereafter during the Lease Term as follows:

     Year of Lease Term  Annual Base Rent    Base Rent on Monthly Basis

     Second - Third      $241,122.00              $20,093.50
     Fourth- Seventh          $264,086.00              $22,007.17
     Eighth - Eleventh        $275,568.00              $22,964.00


     1.03 "Building": The building located at 18 East 50th Street, New York City, New York.

     1.04 "Business Days": The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays, as well as all other days recognized as holidays under applicable union contracts.

     1.05  "Demised Premises":  The entire Tenth Floor of the Building.

     1.06 "Expiration Date": The last day of the Lease Term ending at 5:00 p.m. thereof, or on such earlier date on which this Lease shall terminate pursuant to any of its provisions or pursuant to Applicable Laws, at 5:00 p.m. on that day.

     1.07 "Interest Rate": A rate per annum equal to the lesser of (a) two (2%) above the commercial lending rate announced from time to time by Bankers Trust Company at its prime rate for 90-day unsecured loans, or (b) the maximum applicable legal rate, if any.

     1.08 "Land": Shall mean that certain real property, upon which the Building is located, situate at 18 East 50th Street, New York City, New York.

     1.09 "Landlord": The Owner, or the mortgagee in possession, for the time being of the Land and the Building (or the owner of a lease of the Building or of the Land and the Building).

     1.10  "Landlord's Broker":  None

     1.11  "Lease":  This Agreement of Lease.

     1.12  "Lease Commencement Date":  As defined in Section 2.02.

     1.13 "Lease Term": The period of ten (10) years, four (4) months as fixed herein, beginning on the Lease Commencement Date (defined in Section 2.02) plus, if the last day of such period is not the last day of a calendar month, the number of days as would extend such period through the last day of a calendar month. The Lease Term shall also include any extensions to this Lease.

     1.14  "Rent Commencement Date":  As defined in Section 3.01 herein.

     1.15  INTENTIONALLY OMITTED.

     1.16 "Security Deposit":  (See Article 6) Shall mean initially
$120,561.00.

     1.17  "Tenant's Broker":  None

     1.18  "Tenant's Proportionate Share":  Shall mean nine (9%) percent.

                            ARTICLE 2
                    DEMISE, TERM AND OCCUPANCY

     2.01 Demise and Reservations. Landlord hereby leases the Demised Premises to Tenant and Tenant hereby accepts and hires the Demised Premises from Landlord, subject to the terms and conditions of this Lease, reserving to Landlord all of the rights, interests and estates in the Demised Premises, Building and Land not specifically granted to Tenant by this Lease.

     2.02 Commencement and Expiration. This Lease shall constitute the binding agreement and the obligations of Landlord and Tenant hereunder and shall and be effective upon execution and delivery of this Lease by both Landlord and Tenant. The Lease Commencement Date shall be the date that a fully executed copy of the Lease is delivered to Tenant.

     2.03 Preparation of the Demised Premises. Tenant agrees that the Demised Premises being leased in "as is" condition except as stated on Exhibit "B", and Landlord is not required to perform any work or install any materials, improvements or equipment to the Demised Premises except as may be provided herein.

                            ARTICLE 3
                               RENT

     3.01 Rents. Tenant shall pay to Landlord the following rents for the Demised Premises during the Lease Term (collectively the "Rents"): (a) the Base Rent to Landlord in monthly installments, which shall be due and payable in monthly installments in advance on the first day of each and every calendar month during the Lease Term commencing on the Rent Commencement Date; (b) additional rent and all other charges payable hereunder by Tenant to Landlord ("Additional Rent") consisting of all other sums of money payable by Tenant to Landlord under this Lease. Notwithstanding the foregoing, provided Tenant is not then in default beyond applicable grace and notice periods of the terms of the Lease, Tenant shall receive a full abatement of Base Rent for the first four monthly installments of Base Rent.

     3.01A Escalations for Operating Expenses. On an annual basis commencing on the first anniversary of the Rent Commencement Date, the Base Rent shall be adjusted upwards at a rate of three (3%) percent annually compounded on a cumulative basis.

     3.02 Payment. Tenant shall pay the Rents when due, without notice or demand, and without any abatement, deduction, reduction, counterclaim or set-off whatsoever except as expressly provided herein. Tenant shall pay the Rents in lawful money in the United States to Landlord at the office of Landlord or at such other place in the United States of America as Landlord may designate. Base Rent and Additional Rent, to the extent paid on a monthly basis, for periods less than a full calendar month shall be prorated based on the actual number of days in said partial month and the actual number of days in the entire month. Should the obligation to pay Base Rent fall on any day other than the first day of the calendar month, the Base Rent for that month shall be prorated as heretofore provided. If Tenant pays Rents by check, the check is accepted subject to collection, and must clear within five (5) business days of payment.

     3.03 Partial Payment. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Base Rent or Additional Rent due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Lease or at law.

     3.04 Interest for Late Payment. If Tenant shall fail to pay an installment of Base Rent or Additional Rent for a period of ten ( 10) days after such installment or payment shall have become due, Tenant shall pay interest thereon from the date when such installment or payment shall become due at the Interest Rate, and such amounts of interest shall be deemed Additional Rent.

     3.05 Applicable Laws: Effect on Rents. If any of the Rents payable under any provision of this Lease shall be, or become, uncollectible, reduced or required to be refunded because of the effect of Applicable Laws (defined below), Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissib1e to permit Landlord to collect the maximum Rents which, from time to time, during the continuance of such effect of Applicable Laws, may be legally permissible (and not in excess of the amounts preserved therefor under this Lease). Upon the termination of such effects of Applicable Laws, (a) the Rents shall become and thereafter be payable in accordance with this Lease following such termination, and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the Rents that would have been paid pursuant to this Lease but for such effect of Applicable Laws less (ii) the Rents paid by Tenant during the period such effect of Applicable Laws. For purposes under this Lease, the term "Applicable Laws" shall mean all applicable laws (statutory or other), rules, regulations, ordinances, orders, judgements, decrees, directives, or process of any Federal, State, county or municipal or other governmental authority or agency, jurisdiction or of any court of competent jurisdiction or any public of ficers with authority and jurisdiction.

     3.06  INTENTIONALLY OMITTED

     3.07 Late Charge. If Tenant shall fail to pay an installment of Base Rent or Additional Rent for a period of five (5) days after such installment or payment shall have become due, Tenant shall pay interest thereon from the date when such installment or payment shall become due at a rate equal to four (4%) percent of the amount due as Additional Rent hereunder.

                            ARTICLE 4
                         RENT ADJUSTMENTS
     4.01 Definitions: For the purposes of this Lease, the following definitions shall apply:

          (a) "Base Tax" shall mean the "Taxes" (as defined below) assessed for the fiscal years of the City of New York, July 1, 2000 - June 30, 2001.

          (b) "Taxes" shall mean all real estate taxes and assessments, whether they be general or special, sewer rents, water charges, public transit taxes, taxes based upon leases or the receipt of rent, governmental levies, municipal taxes, county taxes or any other Federal, State or Local governmental charge, general or special, ordinary or extraordinary (but not including income, franchise taxes, estate or any other taxes imposed upon or measured by Landlord's income or profits, except as provided herein), unforeseen as well as foreseen, of any kind or nature, imposed, levied or assessed upon or with respect to all or any part of the Land and/or Building and/or the sidewalks, plazas or streets in front of or adjacent thereto. Should the State of New York, or any political subdivision thereof, or any governmental authority having jurisdiction over the Land and/or Building: (i) impose a tax, assessment charge or fee in place of or partly in place of any Taxes or contemplated increase therein, or by way of substitution for any of the foregoing described Taxes, or (ii) impose an income or franchise tax (other than income or franchise tax applicable to businesses generally) or Tax on Rents, which income or franchise tax or Tax or Rent is in substitution for or as a supplement to a tax levied against any part of the Land, all such taxes, assessments, charges or fees shall be deemed to constitute Taxes hereunder. Taxes shall also include all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, or in contesting the amount, validity or applicability of any Taxes, or the assessed valuation of all or any part of the Land or Building, regardless of whether any reduction or limitation or whether the contest shall be successful is obtained. Subject to the provisions of Article 4.02(b) herein, in the event such contest is successful, Tenant shall be entitled to Tenant's Proportionate Share of any such refund or credit including interest, if any, awarded thereon (less Tenant's Proportionate Share of the fees and costs thereof) not theretofore advanced by Tenant as aforesaid.

          (c) "Tax Year" shall mean each period of twelve (12) months commencing on the first day of July of each such period, in which occurs any part of the Lease Term or such other period of twelve (12) months occurring during the Lease Term as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

          (d) - (h)  INTENTIONALLY OMITTED.

          (i) "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year together with a copy of the appropriate tax bill, as the case may be, pursuant to this Article 4.

          (j)  INTENTIONALLY OMITTED.

     4.02 Tenant's Tax Payments: (a) Tenant shall pay, as Additional Rent for each Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax ("Tenant's Tax Payment"). Tenant's Tax Payment for each Tax Year shall be paid in equal monthly installments, and shall be due and payable within twenty (20) days after submission by Landlord to Tenant of an Escalation Statement for such Tax Year. A copy of the tax bill issued by the City shall accompany the Escalation Statement. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted (based upon the proportion which the number of days remaining in the Tax Year from the effective date of such increase bears to the number of days in the entire Tax Year) and paid in the same manner as provided in the preceding sentence.

          (b) Notwithstanding anything contained in this Article 4 to the contrary, if any Taxes applicable to any Tax Year, other than that for which the Tax Base is determined, shall be reduced, modified, abated or any refund or credit with respect thereto resulting from administrative appeal, certiorari, or other legal proceedings, shall be obtained, then the following shall apply: (i) any refund to Landlord of such Taxes resulting from such legal proceedings shall be retained by Landlord and Tenant shall not be entitled to share in any such refund of such Taxes resulting from such a legal proceeding, it being the intention of the parties in consideration therefor, that Tenant shall not be liable for increases in Tenant's Tax Payment for each Tax Year which would result from any reduction of the Base Tax obtained by Landlord in such a legal proceedings; (ii) apart from refunds of any Tax Base, any reduction in such Tax Base resulting from such legal proceedings, shall, to the extent applicable to the Tenant hereunder (based upon Tenant's Proportionate Share thereof), inure to the benefit of the Tenant by way of reduction of such Taxes and of Tenant's Tax Payment resulting therefrom; and
(iii) Tenant shall pay as Additional Rent its allocable portion of the reasonable amount of attorney's fees and related expenses incident to such legal proceedings whether or not the same shall be successful in reducing such Taxes.

          (c) If the real estate tax fiscal year of the City of New York shall be changed during the Lease Term, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be adjusted on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 4.02.

     4.03  INTENTIONALLY OMITTED

     4.04 Partial Tax Year: With respect to any Tax Year which does not fall entirely within the Lease Term, Tenant shall pay as Additional Rent, any adjustments under this Article 4 for such Tax Year only a prorated share of adjustments as hereinabove determined, based upon a number of days of the Lease Term falling within the Tax Year, as the case may be.

     4.05 Escalation Statement Dispute: Unless Tenant shall give Landlord notice that it disputes the accuracy of an Escalation Statement, specifying in detail the particular respects in which such Escalation Statement is claimed to be inaccurate, within one hundred twenty (120) days after Landlord's giving of the Escalation Statement together with a copy of the tax bill for the fiscal year, the Escalation Statement shall be conclusive and binding upon Tenant. Tenant's objection to the accuracy of an Escalation Statement, shall not excuse or abate Tenant's obligation to make the payments required by this
Article 4 pending resolution of Tenant's objection. In the event Tenant proves that Landlord has overstated the amount due for any given year, the Tenant shall be entitled to a refund for the amount overpaid with interest at the Interest Rate.

     4.06 Late Escalation Statement: Landlord's failure to render an Escalation Statement with respect to any Tax Year, respectively, nor shall Landlord's delay in rendering an Escalation Statement, prejudice Landlord's right to thereafter render such Escalation Statement, or after rendering an Escalation Statement, to thereafter render a corrected statement. Tenant's obligation to pay any adjustment for any Tax Year during the Lease Terrn shall survive for a period of one (1 ) year after the expiration or earlier termination of this Lease. In no event shall the operation of this Article 4 ever result in a decrease of the Base Rent payable hereunder.

     4.07  Occupancy or Rent Tax: Tenant shall pay to Landlord, within ten
(10) days after notice from Landlord, as Additional Rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

                            ARTICLE 5
                      INTENTIONALLY OMITTED


                            ARTICLE 5A
                 TENANT'S PERFORMANCE OF THE WORK

     5A.01 Tenant's Preparation. (a) Tenant, shall, through one of contractors on the Landlord's Approved Contractor List as listed on Schedule "D" herein may, make, perform and complete the construction, alteration, and improvement work, and supply the necessary materials in connection therewith (the "Tenant's Work") in and to the Demised Premises in accordance with the provisions of this Article 5A.

          (b) Tenant, at its expense, shall prepare plans and specifications for the completion of Tenant's Work which shall provide for the construction and finishing of Tenant's Work to the Demised Premises and shall meet the standards of the Building as of the date hereof, (the "Tenant's Final Plans and Specifications") which shall contain complete information and dimensions for the construction and finishing of the Demised Premises and shall comply with Applicable Laws. At least two (2) copies of Tenant's Final Plans and Specifications shall be submitted by Tenant to Landlord. Landlord shall have ten (10) business days following submission, within which to approve or disapprove in the exercise of Landlord's reasonable discretion, Tenant's Final Plans and Specifications. In the event that any modification to Tenant's Final Plans and Specifications shall be reasonably required, it shall be made by Tenant at its expense. Upon completion of Tenant's work, Tenant shall provide to Landlord on diskette (either AUTOCAD or DX Format) a copy of the Final Plans and Specifications.

          (c) Tenant shall cause Tenant's Final Plans and Specifications and any working drawings, as well as the performance of Tenant's Work, to comply with all Applicable Laws. Compliance with Applicable Laws hereunder shall include, but not be limited to, any required filing of plans, building notices or other required forms or other documents with the appropriate governmental, or quasi-governmental authorities, the obtaining of the requisite governmental approvals including building permits and temporary or permanent certificates of occupancy, and the payment of the requisite fees and expenses in connection therewith. Landlord shall cooperate with, and assist, Tenant in all reasonable respects in connection with obtaining any such approvals (including, without limitation, signing any application therefor that shall require Landlord's signature), provided, however, that Landlord shall not be obligated to incur any cost or expense in connection therewith. Tenant hereby indemnifies Landlord against any and all claims, causes of action, liabilities and expenses, including reasonable attorneys' fees and related expenses, resulting from the failure of Tenant's Final Plans and Specifications and any working drawings as well as the performance of the Work, to comply with Applicable Laws.

     5A.02 Landlord's Duty. Except for Landlord's Reimbursement as provided in Article 5A. 10, Landlord's obligations in connection with Tenant's Work shall be limited to providing only the following at reasonable and competitive rates, but the cost thereof shall be paid by Tenant as a part of the cost of Tenant's Work: temporary water, electrical power, toilet facilities, storage for materials, and, subject to the further provisions of this subparagraph, security for the Demised Premises and stored materials. Tenant shall cause all architectural and engineering plans and specifications, including heating, ventilating, air conditioning, plumbing, fire protection, life safety and electrical plans for Tenant's Work, to be completed by such architect and engineers as Tenant may select, and subject to review by either the Landlord's managing agent or Landlord's architect. Tenant shall be responsible to reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection with the review of Tenant's Final Plans and Specifications.

     5A.03 Contractors. Tenant shall select a contractor from Landlord's list of approved contractors ("Tenant's Contractors") and Tenant's Work shall be done only by Tenant's Contractor, in a first class, common workmanlike manner, using only good grades of materials, in accordance with the current Building Standard, Landlord's insurance requirements and in accordance with all Applicable Laws, and in accordance with Tenant's Final Plans and Specifications and changes therein which have been approved by Landlord as provided herein, not to be unreasonably withheld subject to Landlord's reasonable administrative supervision at no additional costs to Tenant.

     5A.04 Conditions of Tenant's Work. Tenant's Work shall not commence until Tenant's Contractor has delivered to Landlord a copy of the building permit issued by the governmental authority having jurisdiction over the Building (if necessary), as well as evidence of insurance, both of which are satisfactory to Landlord in all respects. With respect to any Tenant's Contractor who shall not have been selected from Landlord's list of approved contractors, such Tenant's Contractor shall not use non-union labor workers without the prior written consent of Landlord. As a further condition of the performance of Tenant's Work, Tenant shall obtain and deliver to Landlord the waivers of mechanic's or other liens, if applicable, completion bonds or other financial security and evidence of insurance as provided for in Section 9.01 pertaining to Tenant's Alterations.

     5A.05  INTENTIONALLY OMITTED.

     5A.06 Evidence of Completion. Upon completion of Tenant's Work, Tenant shall deliver to Landlord evidence of full payment of contractors, affidavits and sworn statements, full and final waivers of liens of contractors and subcontractors (to the extent applicable to Tenant) for labor, services and materials and all other documents required by Landlord (to the extent applicable to Tenant). If Tenant shall be in a bona fide dispute with a contractor as to any amount claimed to be due and owing, Tenant shall be afforded a reasonable time under the circumstances to cause said dispute to be resolved, so long as no lien is filed by the contractor against the Building (that shall not have been discharped by bondinp or otherwise as provided in Section 9.02 below).

     5A.07 Tenant's Indemnity. Tenant shall, at Landlord's request, indemnify, defend by counsel reasonably acceptable to Landlord, and hold harmless Landlord, its agents, partners and employees from and against any and all liabilities, losses, claims, damages, expenses, including, without limitation, reasonable attorneys' fees and related expenses, arising out of or in connection with Tenant's Work except for such as shall result directly from Landlord's or Landlord's agents' and Landlord's employees negligence or willful misconduct.

     5A.08  INTENTIONALLY OMITTED

     5A.09 Tenant's Expenses. Except as provided in Article 5A. 10 below, Tenant shall pay the expenses arising out of Tenant's Work, including without limitation, the cost of all items necessary or desirable to complete Tenant's Work, including all materials supplied in connection therewith, the fees and expenses arising out of the preparation of Tenant's Final Plans and Specifications and any working drawings, fees and expenses of Tenant's Contractor, and the cost of the items to be provided by Landlord hereunder other than Landlord's Work and any liabilities, damages, reasonable attorneys fees and related expenses arising in connection with Tenant's Work.

     5A.10  INTENTIONALLY OMITTED

                            ARTICLE 6
           SECURITY DEPOSIT BY CASH OR LETTER OF CREDIT

     6.01 Security Deposit. Tenant has deposited with Landlord the sum of $120,561.00, as security (the "Security Deposit") for the full and faithful and performance and observance by Tenant of Tenant's covenants and obligations under this Lease. If Tenant defaults beyond notice and applicable grace period in the performance of any of Tenant's covenants and obligations under this Lease, Landlord may (but shall not be required to) apply all or part of the Security Deposit to the payment of Rents in default or to the payment of any other sum incurred by Landlord by reason of Tenant's default under this Lease, and otherwise to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If all or any part of the Security Deposit is used or applied pursuant hereto, Tenant shall, within ten
(10) days of written demand, immediately deposit with Landlord the sum necessary to replace the amount used. If Tenant shall fully comply with all of Tenant's covenants and obligations under this Lease, the Security Deposit, or any balance thereof, shall be returned or paid over to Tenant within thirty
(30) days after expiration of the Lease Term and delivery to Landlord of possession of the Demised Premises. If another person shall succeed to Landlord's interest hereunder, Landlord shall either return the Security Deposit, or the remaining balance thereof, to Tenant or deliver the same to Landlord's successor in interest and any such delivery shall release Landlord from all liability to Tenant for the return or payment of the Security Deposit. Tenant thereafter shall look solely to Landlord's successor for the return or payment of the Security Deposit. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit or any interest therein and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Landlord shall be required to keep the Security Deposit in a segregated account, separate from its general funds and shall not have any fiduciary or other duties concerning the Security Deposit except as set forth in this Article 6. Tenant shall not be entitled to interest on its Security Deposit.

     6.02 Letter of Credit. (a) Provided Tenant is not in default beyond applicable grace and notice periods, Tenant shall have the right to substitute the Security Deposit with an "evergreen" letter of credit (the "Letter of Credit") or deposit the Letter of Credit in the amount of $120,561.00 as Security Deposit as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease.

          (b) The Letter of Credit shall be clean, unconditional and irrevocable, issued by a commercial bank which is a member of the New York Clearing House Association and having assets of not less than Five Hundred Million ($500,000,000) Dollars and shall be payable to Landlord upon presentation solely of a sight draft and written certification by an officer or agent of Landlord to the issuer of the Letter of Credit stating that (a) Tenant has defaulted in performance of its obligations under the Lease beyond applicable notice and grace periods, and (b) Landlord is entitled, pursuant to this Lease to draw the amount set forth in such draft. The Letter of Credit shall be payable in multiple drafts, shall be for a period expiring no earlier than one (1) year after its issuance date, shall provide that the term thereof shall automatically renew from time to time for (1 ) year periods, until the day that is the Lease Expiration Date (unless the issuing bank shall give written notice of such non-renewal to Landlord not later than thirty (30) days preceding the expiration date of such Letter of Credit), and shall be transferable by the beneficiary without additional charge assessed to Landlord or such assignee. The form and content of the Letter of Credit shall be subject to Landlord's approval. If Landlord receives notice that the Letter of Credit will not be renewed, Landlord may draw upon the full amount of the Letter of Credit and hold as cash hereunder.

          (c) In the event of any default by Tenant beyond any notice and applicable grace period, Landlord may draw upon the Letter of Credit, in whole or in part, to cure the default or to reimburse Landlord for any sum which Landlord may spend by reason of the default. In the case of any such drawing upon the Letter of Credit, Tenant shall deposit with Landlord a supplemental or new letter of credit meeting the same requirements set forth in Section (B) hereof, such that the total of all letters of credit issued on behalf of Tenant and then held by Landlord pursuant to this Article shall not be less than an amount equal to the then Security Deposit.

          (d) The Letter of Credit must be an "evergreen" form of letter of credit which by its terms must provide, in part, that it be able to be automatically extended for an additional period of one year from the present or any future expiration date.

          (e) If Landlord has not drawn upon the Letter of Credit at the Expiration bate of the Lease, the Letter of Credit and/or any supplemental Letters of Credit then held by Landlord shall be returned to Tenant within twenty (20) days thereafter.

          (f) Upon acceptance and approval of the Letter of Credit, Landlord shall promptly return the Tenant's Security Deposit.

          (g) In the event of a sale or lease of the Building, Landlord shall have the right to transfer the Letter of Credit to the vendee or lessee and Landlord shall ipso facto be released by Tenant from all liability for the return of such security except for Landlord's wilful misconduct or gross negligence Tenant agrees to look solely to the new Landlord for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or security to a new landlord. If thirty (30) days prior to the date of such sale, Landlord shall be holding a Letter of Credit as Tenant's security, Tenant will upon five (5) days prior written notice, deliver a substitute Letter of Credit naming the new landlord as the new beneficiary thereof and Landlord shall return to Tenant the existing Letter of Credit.

          (h) Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, or attempted assignment or encumbrance.

                            ARTICLE 7
                               USE

     7.01 Permitted Use. The Demised Premises shall be used solely as general business offices and for no other purposes and in a manner that is consistent with the standards of the Building.

     7.02 Prohibited Uses. Tenant shall not use or permit the use of the Demised Premises or any part thereof which would violate any of the provisions of this Lease, or for any purpose which is in violation of Applicable Laws, or in any unlawful manner, or in violation of the Certificate of Occupancy for the Demised Premises or the Building, and Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgement of Landlord, shall in any way impair the character, reputation or appearance of the Building as a first rate office building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion unreasonable discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgement of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance to Landlord or any other tenant in the Building, Tenant shall not make void or voidable any fire or liability insurance policy then in force with respect to the Building nor shall Tenant make unobtainable from reputable insurance companies authorized to do business in New York State any fire or casualty insurance with extended coverage or liability, elevator, boiler or other insurance at standard rates. Tenant shall not suffer or permit the Demised Premises to be used in a manner which would constitute a public or private nuisance or unreasonably impair, in the sole reasonable opinion of Landlord, the appearance, character or reputation of the Building.

                            ARTICLE 8
                       COMPLIANCE WITH LAW

     8.01 Tenant's Compliance. Tenant shall, at its expense, comply with all Applicable Laws respecting the Demised Premises, or the manner of use or occupancy thereof, whether the same shall be imposed upon the Landlord, the Tenant, the Land, the Building or otherwise based upon Tenant's specific manner of use with respect to structural items only. Tenant's obligations hereunder shall include, without limitation, compliance with all Applicable Laws pertaining to: (i) any Work pursuant to Article 5; (ii) Tenant's Alterations pursuant to Article 9; (iii) Applicable Laws in connection with disabled persons; and (iv) Applicable Laws in connection with Hazardous Substances pursuant to Article 23, as well as other environmentally unsafe conditions.

     8.02 Tenant Contest. Tenant, at Tenant's expense, may contest, in any manner permitted by law, the validity or the enforcement of any Applicable Laws with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that: (i) such noncompliance shall not subject Landlord to criminal prosecution or subject the Land and/or the Building to lien unless bonded or discharged by Tenant within sixty (60) days of written notice or sale; (ii) such non-compliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon of which Tenant has been given notice; (iii) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security reasonably satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and (iv) Tenant shall promptly and diligently prosecute such contest. Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

     8.03 Landlord's Compliance. Landlord shall, at its expense, comply with all Applicable laws other than those for which Tenant is responsible hereunder.

                            ARTICLE 9
                  ALTERATIONS AND INSTALLATIONS

     9.01 Alterations and Installations. (a) The provisions of this Article do not apply to any Work provided for under Article 5 hereof.

          (b) Except as otherwise provided in this Lease, Tenant shall make no alterations, installations, additions or improvements in or to the Demised Premises (the "Tenant's Alterations") without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord. Any such Tenant's Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time designate. Prior to commencement of such work, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic's or other liens on the Land and/or Building signed by all the general contractor to become involved in such work. To the extent the Alterations exceed the sum of $300,000 in the aggregate, Tenant shall also provide, at Landlord's request, such completion bonds or other financial security as Landlord shall require to guarantee completion of Tenant's Work and payment of all contractors and suppliers utilized in connection therewith. Notwithstanding the foregoing, Tenant may make non-structural and non-mechanical alterations which in the aggregate do not exceed $75,000.00 without Landlord's consent. Further, Tenant shall not need Landlord's approval as to carpeting or painting of the Demised Premises. Tenant, however, will provide notice to Landlord of the work to be done.

          (c) Any Tenant's Alterations shall be effected solely in accordance with plans and specifications first approved in writing by Landlord not to be unreasonably withheld or delayed. Except as to Initial Alterations as provided for in Article 5A herein, Tenant shall reimburse Landlord within 20 days after written demand for any reasonable costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's Final Plans and Specifications . Landlord will not reasonably withhold or delay its consent to requests for nonstructural Tenant's Alterations, provided they will not affect the outside of the Building or adversely affect its structure electrical, HVAC, plumbing or mechanical systems.

          (d) Any such approved Tenant's Alterations shall be performed in accordance with the foregoing, and the following provisions of this Article 9.

               (1) All work shall be done in a good and workmanlike manner.

               (2) Tenant's contractor, and any subcontractor, shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or in disharmony with other workers employed at the Building. Tenant shall inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the Demised Premises at least seven
(7) days prior to the beginning of work by such contractor or subcontractor.
(ii) Tenant covenants and agrees to pay contractor, as the work progresses pursuant to separate agreement.

               (3) All such Tenant's Alterations shall be effected in compliance with all Applicable Laws and in accordance with Landlord's Rules and Regulations with respect to alterations which shall be reasonable and enforced in a nondiscriminatory manner.

               (4) Tenant shall keep the Building and the Demised Premises free and clear of all liens for any work or material (other than for the Work, as provided in Article 5), claimed to have been furnished to Tenant or to the Demised Premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

               (5) Tenant's Work shall be subject to periodic inspection during its progress by representatives of Landlord who shall be permitted access to the Demised Premises upon prior notice to Tenant (except in any emergency) and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

               (6) With respect to any such Tenant's Alterations (made after the initial installation as described in Article 5), Tenant shall reimburse Landlord's managing agent within thirty (30) days of being billed therefore, the following: (i) to the extent such Tenant Alterations exceed the sum of $75,000, (exclusive of painting and carpeting) in each instance, fifteen (15% ) percent of the actual cost to the Tenant for all labor and materials respecting such Tenant's Alterations, and (ii) actual reasonable costs of Landlord directly arising from such Tenant's Alterations including, without limitation, the reasonable amount of the fees of Landlord's architects or other supervisors incurred in connection with the supervision, inspection, review and approval of such Tenant's Alterations.

               (7) Prior to commencement of any work, Tenant shall furnish to Landlord certificates (or by providing an umbrella policy, if applicable) evidencing the existence of: (i) workmen's compensation insurance covering all persons employed for such work; and (ii) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as insures, with coverage of at least $1,000,000.00 single limit.

               (8) Before commencing any Tenant Alterations that will exceed the sum of $300,000 in the aggregate, Tenant shall furnish to Landlord such bonds for payment and completion or such other security for completion thereof and payment therefore as Landlord shall require and in such form as is satisfactory to Landlord and in an amount which will be 110% of Landlord's estimate of the cost of performing such work.

          Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Demised Premises.

     9.02 Mechanics Lien. Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be discharged or bonded by Tenant, at Tenant's expense, within forty-five (45) days after notice to Tenant of such filing by payment, filing of the bond required by law or otherwise.

     9.03 Tenant's Records. Tenant shall keep records of any Tenant's Alterations, costing in excess of Five Thousand ($5,000) DOLLARS and of the cost thereof. Tenant shall, within thirty (30) days after demand by Landlord, furnish to Landlord copies of such records and costs, if Landlord shall require the same, in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Section 18.01(b), hereof.

     9.04 Landlord Compliance. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to cure, correct or repair any violation or condition existing prior to the date possession of the Demised Premises is turned over to Tenant, or which is due to or caused by Landlord's acts or which does not arise out of Tenant's specific manner of use of the Demised Premises. Landlord shall, at its own cost and expense comply with all Applicable Laws which require repairs to or alteration of the Building, including, without limitation, structural repairs or alterations, for which Tenant is not responsible, but Landlord may contest, appeal, and defer compliance with the same provided that the use or occupancy of the Demised Premises by Tenant shall not be unreasonably interfered with and Tenant is not subject to prosecution for a criminal offense, penalties or fines by reason of such noncompliance by Landlord.

     Notwithstanding anything in this Lease to the contrary, if the alterations and installations in the Demised Premises as of the date on which possession of the Demised Premises is delivered to Tenant do not comply with any Applicable Law in effect as of the date hereof, then, notwithstanding, anything in this Lease to the contrary, Landlord and not Tenant, shall be responsible, if compliance is enforced' to correct such non-compliance at Landlord's expense.

     Landlord shall maintain and repair the aforementioned exterior of and the public portions of the Building, including, without limitation, the structural portion of the Demised Premises and the Building systems and Landlord shall be responsible for maintenance and repair thereof in first class condition.

                            ARTICLE 10
                             REPAIRS

     10.01 Tenant to Make Repairs. Tenant shall, subject to the provisions hereof, have exclusive possession and control and the responsibility to maintain both nonstructural portions of the Demised Premises and mechanical systems which exclusively serves the Demised Premises to the extent Tenant is responsible under the terms of this Lease. Tenant shall take good care of the Demised Premises and shall, at Tenant's expense, make such repairs to the Demised Premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant or by the use of the Demised Premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. Except as otherwise provided in Article 9 hereof, all material damage or injury to the Demised Premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant, whether as a result of moving property into or out of the Building or by installation or removal of furniture, fixtures or other property or any other cause whatsoever other than Landlord's agents, contractors or employees, shall be repaired, restored or replaced promptly by Tenant, at Tenant's reasonable expense, which repairs, restorations and replacements shall be in quality and class equal to or better than the original work or installations. If Tenant fails to commence making such repairs, restoration or replacements (collectively, "Repairs") within ten
(10) business days after delivery of notice to Tenant requiring such Repair, the same may be made by Landlord and the reasonable expense shall be collectible as Additional Rent and shall be paid by Tenant within twenty (20) days after rendition of a bill therefore. Notwithstanding the foregoing, in the event Tenant is required to make any Repairs precipitated by either (i) an emergency situation; (ii) presence of a dangerous and/or hazardous condition;
(iii) another tenant is materially adversely affected, then if Tenant does not repair and/or replace within 24 hours of Landlord's telephonic notice, Landlord may make such Repairs on Tenant's behalf and charge Tenant for the reasonable cost of same due and payable within twenty (20) days of written notice as Additional Rent.

     10.02 Excessive Loads. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area, which such floor was designed to carry and which is allowed by law and in accordance with the certificate of occupancy. If greater floor load per square foot area is required, Tenant may reinforce floors at its own cost and expense so as to safely sustain the required floor loads provided same is completed in accordance with Article 9.

     10.03 Machinery and Equipment. Business machines, mechanical and other equipment used by Tenant which cause unreasonable vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be unreasonably objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring-type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and Demised Premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold.

     10.04 No Rent Diminution for Inconvenience. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of Rents and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances or equipment thereof Landlord agrees to use commercially reasonable effects to minimize interference with Tenant's business.

     10.05 Tenant's Acts. Tenant's obligation to make repairs pursuant to this Article 10 shall include, without limitation, structural repairs but only if the same are occasioned by the grossly negligent act, omission, occupancy or negligence of Tenant, its authorized personnel, agents, and others acting in connection with the operation of Tenant's business or if such structural repairs are mandated in connection with any construction or alterations performed by or on behalf of Tenant, whether pursuant to this Lease or otherwise, or, if the same are required pursuant to the provisions of this Lease including respecting the obligations of Tenant to comply with the requirements of law pursuant to Article 8.

          If Tenant is incapable of operating its operation and such interruption was caused by Landlord's actions or inactions, and not by a third party or act of a government body (including a force majeure situation, as defined herein) for a period equal to five (5) consecutive days, there shall be total abatement of Rent reflecting Tenant's inability to operate the business (not precipitated by Tenant's acts, omissions, negligence or wilful misconduct) in the Demised Premises. Such abatement shall continue until such time as the Tenant may operate in the Demised Premises.

     10.06 Fire Safety System and HVAC System. If Tenant is required to complete any work on the Fire Safety System or HVAC System within the Demised Premises, then Tenant shall cause such work to be completed by a contractor selected by Landlord.

                            ARTICLE 11
                 LANDLORD'S AND TENANT'S PROPERTY

     11.01 Landlord's Property. All fixtures, equipment (other than telecommunications, computer, and office equipment, and movable trade fixtures referred to in Section 11.02), appurtenances, alterations, installations, additions, improvements and betterments attached to or built into the Demised Premises at the Lease Commencement Date during the Lease Term ("Fixtures"), shall not be removed by Tenant regardless of whether the Fixtures were installed by Tenant or at Tenant's expense, and shall become the property of Landlord, and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the Lease Term. Notwithstanding the foregoing, upon notice to Tenant at least 30 days before the last day of the Lease Term, Landlord may require Tenant to remove all or any part of any Fixtures or any other alterations made by Tenant to the Demised Premises other than the initial alterations and alterations for which Tenant requests consent unless at the time consent is given Landlord specified such alterations must be removed at the end of the Term in which event Tenant shall remove the foregoing from the Demised Premises before the end of the Lease Term, at Tenant's expense, and shall repair and restore the Demised Premises to its condition (reasonable wear and tear and casualty excepted) before such installation and repair any damage resulting from such removal.

     11.02 Tenant's Property. Where furnished by or at the expense of Tenant, without expense to Landlord, all furniture, furnishings and trade fixtures, and any other property which is not permanently affixed to the Building shall remain the property of Tenant ("Tenant's Property") which may, at its option, remove all or any part thereof at any time prior to the expiration of the Lease Term. If any Tenant's Property which Tenant shall have the right to remove, shall not be removed on or prior to the expiration of the Lease Term, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant at the reasonable expense of Tenant. In case of any damage to the Demised Premises or the Building resulting from the removal of the property, Tenant shall repair any such material damage or, in default thereof, shall reimburse Landlord for Landlord's reasonable cost in repairing such damage. This obligation shall survive any expiration or earlier termination of this Lease for a period of three (3) months unless Landlord has given Tenant notice and Tenant did not comply with said notice. Any Tenant's Property not removed by Tenant on or prior to the expiration of the Lease Term, and not disposed of by Landlord shall be deemed abandoned by Tenant and shall become the property of the Landlord.

                            ARTICLE 12
                      UTILITIES AND SERVICES

     12.01 Basic Utilities and Services. So long as Tenant is not in default under any of the provisions of this Lease beyond notice and applicable cure periods, Landlord shall, subject to the provisions hereof, including the rules and regulations contained in Schedule B, attached (the "Rules and Regulations") and the cleaning specifications contained in Schedule C, attached (the "Cleaning Specifications"), furnish to the Demised Premises during "Building Hours" which are from 8:00AM to 6:00PM on Business Days the following :

          (a) Non-exclusive freight and passenger elevator service (operated at Landlord's option either by automatic or manual control or a combination thereof);

          (b) Heating and ventilating and air conditioning ("Heating") in amounts reasonably required for the use and occupancy of the Demised Premises in accordance with the design conditions (including occupancy and electric usage criteria) referred to in Section 12.03 and all Applicable Laws, provided that Tenant shall pay for all its usage of electricity directly to the provider, including in connection with the Heating in accordance with Section 12.02;

          (c) Hot and cold water in amounts required for normal lavatory, cleaning and drinking purposes (including for coffee machines);

          (d)  INTENTIONALLY OMITTED.

          (e) During the period that Tenant is initially locating into the Demised Premises, Tenant shall have use of the freight elevator in accordance with Landlord's Rules and Regulations (as defined herein) but at no additional cost to Tenant.

          (f) Tenant shall have access to the Demised Premises seven (7) days a week, twenty-four (24) hours a day.

          (g) The Rules and Regulations shall be enforced against all tenants in the Building in a non-discriminatory manner.

     12.01A Cleaning Services. Landlord shall be responsible for the maintenance, janitorial, laundry, cleaning, rubbish and refuse removal, window washing, waxing and lamp replacement services (collectively, the "Maintenance Services") in the Demised Premises and Building in accordance with the Cleaning Specifications attached as Schedule C hereto at such times and manner as Landlord shall reasonably designate provided that the Maintenance Services are generally consistent with similar services furnished by contractors therefore within the area of the Building to similar types of Class A Office Buildings.

     12.02 Additional Tenant Use. Subject to the provisions hereof, access to the Demised Premises, passenger elevator service, electricity and water will be available at times other than Building Hours, and freight elevator service will be available at other than Building Hours, by arrangement with, and upon approval by, Landlord at Landlord's customary charges for such overtime use applicable from time to time. Without Landlord's prior written consent, Tenant shall not use any electrical apparatus or device in the Demised Premises designed to operate on electrical current in excess of 110 volts or which would cause Tenant to use materially greater amounts of electricity or water than Landlord has undertaken in Section 12.01 to provide to Tenant. Landlord may impose a reasonable charge for use by Tenant of: (i) Heating or freight elevators at any time other than during Building Hours;
(ii) Heating or water in amounts exceeding normal office usage; and (iii) any additional or unusual Maintenance Services in the Demised Premises.

     12.02A Air Conditioning Unit. There is currently two air conditioning units installed to exclusively service the Demised Premises ("Air Conditioning Equipment'). Landlord shall deliver the Air Conditioning Equipment in good working order. Tenant shall be responsible to maintain and repair as necessary and to pay for all consumption of electricity for the electricity to operate the Air Conditioning Equipment. Any additional work to further install or increase the capacity of the Air Conditioning Equipment shall be Tenant's responsibility of its own cost and expense. Further, Tenant shall be responsible to maintain an annual service contract as to the Air Conditioning Equipment with the company selected by Landlord to service the Building's heating and air conditioning systems. Tenant shall be responsible for the replacement of the Air Conditioning Equipment for the first five (5) years of the Lease Term, as necessary. For the remainder of the Term, the Landlord and Tenant shall split the cost of the replacement provided that the replacement was not precipitated by Tenant's gross negligence or wrongful acts or omissions. "Heating" and "Air Conditioning Equipment" is deemed "HVAC System."

     12.03 Temperature Maintenance. Landlord makes no representation with respect to, and shall have no liability in connection with, the adequacy or fitness of the HVAC system to maintain temperatures which may be required for, or because of, anything other than (a) standard lighting and equipment; (b) customary business machines; and (c) occupancy of the Demised Premises in accordance with Applicable Law by up to one person per 200 square feet of Useable Area (deemed to be equal to the Rentable Area as defined in Article 1.) (collectively, the "Design Conditions"). If the temperature otherwise maintained in any portion of the Building by the HVAC system is affected as a result of any lights, machines, equipment, occupancy, or electrical load in or with respect to the Demised Premises other than in accordance with the Design Conditions, Landlord shall have the right, but not the obligation, to install any machinery and equipment which Landlord reasonably deems necessary to maintain or restore temperature balance, including modifications to the standard HVAC equipment. The reasonable cost of any such additional machinery or equipment, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant as Additional Rent.

     12.04  Electricity.   Tenant shall pay for all usage of electricity in
connection with the Demised Premises or otherwise used by Tenant in the Building. Tenant's usage of electricity shall be paid, at Landlord's option, either: (i) by Tenant contracting directly with the public utility furnishing electricity to the Building; or, (ii) by Tenant contracting with Landlord for such electricity based on the existing submeter, and in such case Tenant shall pay Landlord for such usage of electricity as Additional Rent based either upon Landlord's monthly charge therefore which Tenant acknowledges contains Landlord's administrative charge for supplying such electricity to be the greater of 5% of the public utility charges or the actual out of pocket expenses incurred by Landlord (in addition to the public utility charge therefore) or as a percentage of the charge of the public utility furnishing such electricity as shown on the public utility's electric meter applicable to the area of the Building which includes the Demised Premises. If Tenant pays for its usage of electricity as a percentage of the amount of usage shown by the applicable meter measuring Tenant's consumption thereof, with that of others, either Landlord or Tenant may, upon notice to the other request and obtain at Tenant's expense, a survey of the usage of electricity applicable to Tenant, and in such event, the survey determination shall be binding upon the Landlord and the Tenant. Tenant's use of electricity shall not at any time, exceed the capacity of the electrical conductors and equipment serving the Demised Premises and Tenant shall not perform any alterations to electrical installations or facilities in the Building without Landlord's prior consent which shall not be unreasonably withheld. Should Landlord grant such consent all such electrical work and the materials supplied in connection therewith shall be provided at Tenant's expense.

     12.05 Directory Listing; Signage. Landlord, at Tenant's request, shall maintain listings on the Building directory of the name of Tenant, any approved subtenants, and the names of any of Tenant's and any such subtenants' partners, officers and employees, provided that the names so listed shall not use more than Tenant's proportionate share of the space on the Building directory. Exhibit "D", as provided herein, is the initial list of names to be listed on the directory. The reasonable charge of Landlord for any changes in such listings requested by Tenant shall be paid by Tenant to Landlord within twenty (20) days, as Additional Rent.

     12.06 Exculpation of Landlord for Utilities and Services. Except as provided herein, Landlord shall not be liable for any failure to furnish any services or utilities when such failure is caused by any event within the contemplation of the force majeure provisions of Section 26 below, and Tenant shall not be entitled to any damages nor shall such failure abate or suspend Tenant's obligations to pay the Rents or constitute or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any law, or issues guidelines or mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions or the provision of any other utility or service furnished by Landlord in the Building, Landlord may, in its commercially reasonable discretion, take any appropriate action to comply with such provisions of law, guidelines or mandatory controls, including the making of alterations to the Building and neither Landlord's actions nor its failure to act in response to such law, guidelines or mandatory controls shall entitle Tenant to any damages, abate or suspend Tenant's obligation to pay the Rents or constitute or be construed as a constructive or other eviction of Tenant. If Tenant is unable to open business for a period equal to five (5) days because Landlord's negligence or willful acts, or Landlord causes an event which suspends the utilities, then there shall be an equitable abatement of Base Rent reflecting Tenant's inability to open for business for each day Tenant is unable to operate its business (not precipitated by Tenant's negligence or wilful misconduct) in the Demised Premises. Such abatement shall continue until such time as the Tenant may reopen for business.

     12.07 Accident or Emergency. Landlord reserves the right without any liability whatsoever, or abatement of Base Rent or Additional Rent, to stop the HVAC, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that, except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Demised Premises. Landlord shall employ best efforts to restore service expeditiously under the circumstances as reasonably practical.

     12.08 No Other Services. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

                            ARTICLE 13
                            INSURANCE

     13.01 Use of the Demised Premises. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy relating to the Building and shall not do, or permit anything to be done in the Demised Premises or the Building which, (i) would subject Landlord to any liability or responsibility for personal injury or death or property damage, or (ii) which increase or might increase any rate or cost of insurance to Landlord applicable to the Building over the rate or cost which would otherwise be in effect, or (iii) would result in insurance companies of good standing refusing to insure the Building at a rate or cost generally applicable in the area of the Building for Tenant's action or inaction, or (iv) the assertion of any defense by the insurer in whole or in part to claims under such policy. In the event of a violation by Tenant of this provision, Landlord, at its option may either, (a) after notice and twenty (20) days to cure and treat the same as a material breach of this Lease by Tenant, or (b) charge the Tenant for any such increase in the rate or cost of such insurance to Landlord as Additional Rent, and in such case, Tenant shall pay such charge on the first day of the month within 20 days following the rendition by Landlord of the invoice with respect thereto. For purposes of this Section, a schedule or statement of rates for the Building, issued by Landlord's insurer for the Building shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building.

     13.02 Property insurance. Landlord shall maintain "All Risk" casualty insurance providing fire and other casualty coverage for the Building (excluding property and fixtures that tenants are required to insure), with a replacement cost endorsement, in the amount of the Full Replacement Cost of the property insured to the extent such insurance with such limits is available on a commercially reasonable basis and is then generally being carried by landlords of Class A Office Buildings in the area of the County of New York in the City and State of New York. During the Lease Term, Tenant shall maintain, at Tenant's expense, "All Risk" casualty insurance, insuring Tenant's Property and the Fixtures with a replacement cost endorsement, in the amount of the Full Replacement Cost of that property. If a boiler, pressure object, supplemental air conditioning or other mechanical equipment is or becomes located within the Demised Premises, Tenant shall also obtain and maintain, at its expense, property insurance covering such equipment, with coverage limits of not less than $1,000,000. As used in this Lease, the "Full Replacement Cost" of the Building means its replacement cost excluding (a) footings and foundations and (b) property and fixtures that tenants are contractually required to insure.

     13.03 Liability Insurance. Tenant, at its expense, shall maintain comprehensive general liability insurance, including, contractual liability, with respect to the Demised Premises, the use and occupancy by Tenant and conduct or operation of business therein, with a combined single-limit coverage of not less than Three Million ($3,000,000) Dollars (which may be carried in the form of an umbrella policy). Landlord may, from time to time, but not more frequently than once every year, increase the policy amount to be maintained by Tenant hereunder as Landlord deems reasonably necessary to maintain adequate liability coverage as is customary for similar buildings in midtown Manhattan.

     13.04 Waiver of Subrogation. Landlord and Tenant each shall secure an appropriate clause in, or an endorsement upon, each insurance policy required by Section 13.02, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. On Tenant's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Landlord, and Landlord's managing agent, lender and any other party of which Tenant is given notice. On Landlord's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Tenant and its partners, officers, employees, agents and Affiliates. Each party releases the above-named persons with respect to any claim (including claims for negligence) which it might otherwise have against them for injury, loss, damage or destruction occurring before the end of the Lease Term and covered by any insurance policy required of such party under Section 13.02.

     13.05 Policy Requirements. Landlord, and Landlord's managing agent, if any, Landlord's Affiliates and its and their officers and employees, each superior lessor and each mortgagee whose name and address shall have been furnished to Tenant shall be designated as additional insured parties on each insurance policy required to be carried by Tenant under this Article. Tenant shall deliver to Landlord fully paid-for policies or certificates of insurance for the insurance coverage required by this Article, in form satisfactory to Landlord, issued by the insurance company or its authorized agent (each a "Certificate"), on or before the Lease Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before expiration and deliver to Landlord a renewal policy or renewal Certificate at least l 0 business days before the expiration of any existing policy. At Landlord's request, Tenant shall also deliver insurance policies or Certificates to additional insured parties other than Landlord. All policies required to be carried by Tenant hereunder shall be issued by companies of recognized responsibility, acceptable to Landlord, maintaining a rating of A-XII or better in Best's Insurance Reports - Property - Casualty (or an equivalent rating on any successor index adopted by Best's), and licensed to do business in New York. All such policies shall provide that they cannot be canceled or materially modified unless Landlord, each superior lessor and each mortgage named as an additional insured party are given at least 30 days' prior written notice of such cancellation or modification.

     13.06 Primary Insurance. Tenant acknowledges that upon the occurrence of any event, damage or liability respecting which both the Landlord and the Tenant, as between Landlord and Tenant, such insurance provided by the Tenant hereunder shall be deemed the primary insurance for purposes of making claims with respect thereto. Notwithstanding the foregoing, Landlord, at its option, may make its claims with respect to any insurance coverage without regard to this provision.

                            ARTICLE 14
                      DAMAGE OR DESTRUCTION

     14.01  Restoration.   If the Building and/or the Demised Premises is
damaged or destroyed by fire or other casualty, and if this Lease is not terminated as provided in this Article 14, Landlord shall repair the damage and restore or rebuild the Building or the Demised Premises (except for Tenant's Property but including Fixtures which are Tenant's Property to the extent Landlord receives insurance proceeds from either Landlord or Tenant's insurance or funds from Tenant sufficient to complete repair, restoration or rebuilding of the Fixtures), after notice to Landlord of the damage or destruction and the collection of substantially all of the insurance proceeds receivable on account of the casualty; provided that in no event shall Landlord be required to expend on such repair, rebuilding or restoration amounts in excess of the total insurance proceeds collected on account of the casualty. Notwithstanding the foregoing, Landlord shall have no obligation to so repair, restore or rebuild Tenant's Property, for damages which shall have been the sole responsibility of Tenant. Proceeds of insurance policies providing coverage of Fixtures shall be paid directly to Landlord. Concurrently with the payment to Landlord of such insurance proceeds attributable to Fixtures, Tenant shall pay to Landlord, as Additional Rent, the amount, if any, by which the cost of repairing, restoring and/or rebuilding the Fixtures (as reasonably estimated by a reputable contractor designated by Landlord) exceeds the insurance proceeds attributable to the Fixtures plus any additional reasonable sums paid or incurred by Landlord in repairing, restoring and/or rebuilding the Fixtures if Tenant desires to continue the use of such fixtures, then, upon completion of the repair or restoration, Landlord shall return the excess to Tenant.

     14.02 Rent Abatement. Anything herein to the contrary notwithstanding, and subject to Section 14.03, if the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable by fire or other casualty, or if damage to the Building by fire or casualty deprives Tenant of reasonable access to the Demised Premises for more than three (3) consecutive business days, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable Rentable Area portion of the Demised Premises bears to the total Rentable Area of the Demised Premises for the period from the date of the damage or destruction to the date that any damage to the Demised Premises (exclusive of Tenant's Property) has been substantially completed except for minor incorrect or incomplete details of construction, mechanical adjustment or decoration which do not materially interfere with Tenant's use of the Demised Premises and Tenant has reasonable access to the Demised Premises; provided, however, that if in Landlord's reasonable judgment such repairs would have been substantially completed at an earlier date but for Tenant having failed to cooperate reasonably with Landlord in effecting such repair, or if Tenant reoccupies all or part of the untenantable portion of the Demised Premises for the conduct of its business prior to the date that repairs are substantially completed, and the Demised Premises shall be deemed to have been substantially repaired on such earlier date and any reduction or abatement of Rents shall cease as of such earlier date. Notwithstanding the foregoing, in the event more than fifty (50%) percent of the Demised Premises is rendered unusable, then the Demised Premises shall be deemed totally damaged and the Rent shall abate until the Demised Premises are redelivered to the Tenant in usable condition in accordance with this Article 14.

     14.03 Exception to Abatement. Tenant shall not receive any abatement or reduction of Rents if: (a) the Demised Premises are untenantable due to damage or loss of access for a period of three (3) consecutive business days or less; or (b) by reason of some grossly negligent act or omission on the part of the Tenant its subtenant or assignee, or its or their partners, directors, officers, servants, employees, agents or contractors, either: (i) Landlord (or any successor in interest to Landlord) is unable to collect all of the insurance proceeds (including, without limitation, any rent insurance proceeds, if either Landlord or Tenant shall maintain rent insurance) for damage or destruction of the Demised Premises or the Building, by fire or other casualty. Collection of any rent by Landlord under the circumstances described in (c) of this Section shall not preclude Landlord from seeking damages from Tenant or exercising other remedies it may under this Lease or under law.

     14.04  Election to Terminate.  (a) Landlord's Election to Terminate. If:
(i) the Building or the Demised Premises is totally destroyed by fire or other casualty; or (ii) the Building is so damaged (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord) of more than fifty (50%) percent of the full replacement cost of the Building immediately before the casualty; or (iii) less than two (2) years remain in the Lease Term at the time of the fire or other casualty and the time necessary to rebuild or repair the Building, in the opinion of a reputable contractor selected by Landlord, would exceed one hundred-eighty
(180) days or (iv) Landlord would be required under Section 14.02 to abate or reduce the Base Rent for a period in excess of one (1 ) year if rebuilding or repairs were undertaken, then, in any of such cases, Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. This Lease shall terminate on the date specified in Landlord's notice.

          (b)  Tenant's Election to Terminate. If the Building or the
Demised Premises is destroyed or damaged by fire or other casualty such that Tenant is deprived of access to the Demised Premises or the use and occupancy thereof and a reputable contractor or architect designated by Landlord estimates in a notice provided to Tenant by Landlord within 90 days after the casualty that the Building or the Demised Premises is damaged to such an extent that Tenant will be deprived of access to the Demised Premises or use and occupancy of the Demised Premises for a period in excess of 90 days, then Tenant may terminate this Lease by giving Landlord notice within 60 days after delivery of such contractor's or architect's estimate, whereupon this Lease shall terminate as of the date of the casualty. If the Building or the Demised Premises is destroyed or damaged by fire or other casualty and the said architect or contractor has estimated (in a notice delivered to Tenant pursuant to the previous sentence) that Tenant will be deprived of access to the Demised Premises or use and occupancy of the Demised Premises for a period of 90 days or less, but the Demised Premises and access thereto and the use and occupancy thereof are not actually restored within 90 days from the date that Tenant is first deprived of such access or use and occupancy due to such casualty (the "Outside Date"), Tenant may terminate this Lease by giving Landlord notice within 60 days after the Outside Date.

     14.05 Business Interruption. Without limiting Tenant's right to rent abatement as provided in Section 14.02, if applicable or to terminate as provided in Section 14.04(b), Tenant shall not be entitled to terminate this Lease, and no damages, compensation or claim shall be payable by Landlord, for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall exert commercially reasonable efforts to make such repair or restoration promptly and in such a manner as not to interfere unreasonably with Tenant's use and occupancy of the Demised Premises, but Landlord shall have no obligation to perform such work on an overtime or premium-pay basis.

     14.06 Tenant's Property. Landlord will not carry separate insurance of any kind on Tenant's Property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same except for Landlord's wilful misconduct or gross negligence. Tenant shall maintain insurance on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same except as otherwise provided in this Lease, except for Landlord's wilful misconduct or gross negligence.

     14.07 First Look to Insurance. Landlord and Tenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty.

     14.08 Waiver. The provisions of this Article 14 shall be considered an express agreement governing any cause of damage or destruction to the Demised Premises by fire or other casualty, and the provisions of Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force. shall have no application hereto and are hereby waived.

                            ARTICLE 15
                           CONDEMNATION

     15.01 Complete Taking. In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Lease Term and estate hereby granted shall cease and terminate as of the date of vesting of title.

     15.02 Partial Taking. In the event that only a part of the Demised Premises shall be condemned or taken, then, effective as of the date of vesting of title, the Base Rent and Additional Rent shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, whether or not the Demised Premises is affected, then (a) Landlord may, at Landlord's option, terminate this Lease Term as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the Demised Premises or of a substantial part of the means of access thereto, [or restoration will not be completed within ninety (90) days Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease Term as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Base Rent payable under Article l and Additional Rent payable under Article 3 shall be abated to the extent hereinbefore provided in this Article l 5. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease Term and estate hereby granted with respect to the remaining portion of the Demised Premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at Landlord's expense, restore the remaining portion of the Demised Premises, as nearly as practicable, to the same condition as it was in prior to such condemnation or taking.

     15.03 Abatement Upon Termination. In the event of its termination in any of the cases hereinbefore provided, this Lease Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the Base Rent and Additional Rent payable hereunder shall be apportioned as of such date.

     15.04 Limited Taking. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at Landlord's expense, and whether or not any award(s) shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

     15.05 Award. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all rights, title and interest of Tenant, now or thereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. If applicable, Tenant may assert its own claim for any award for its personal property or value of its Lease (including moving expenses) provided said claim does not diminish any claim made by the Landlord.

     15.06 Other Taking By Law. In the event of any part of the Demised Premises be taken to effect compliance with any Applicable Laws other than in the manner hereinabove provided in this Article 15, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of Rents or other compensation from Landlord therefore, but (ii) if such compliance is the obligation of Landlord under this Lease, the Base Rent under Article 1 shall be reduced and Additional Rent under Article 3 shall be adjusted in the same manner as still exists in Section 15.02 according to the reduction in Rentable Area of the Demised Premises resulting from such taking.

                            ARTICLE 16
                        RIGHTS OF LANDLORD

     16.01 Access by Landlord. Landlord and its agents shall have the right to enter or pass through the Demised Premises at reasonable times during business hours (a) to examine the Demised Premises and to show them to actual and prospective lenders, purchasers, lessors, and during the last 12 months of the Term to lessees of the Building and (b) to make repairs, alterations, additions and improvements in the Demised Premises, the Building or Building facilities and equipment. Any entry by Landlord shall be made on reasonable advance written notice, except in emergency situations. In exercising its rights under this Section 16.01, Landlord shall take reasonable measures (without requiring the use of overtime or premium pay labor) to avoid unnecessary interference or inconvenience or interruption with Tenant's use and occupancy of the Demised Premises. Landlord shall have a pass key to the Demised Premises and shall be allowed to bring materials and equipment into the Demised Premises as required in connection with repairs, alterations, additions and improvements, without any liability to Tenant and without any reduction of Tenant's covenants and obligations provided same does not permanently reduce its usable square footage.

     16.02 Temporary Obstruction of Light or View; Closures. If at any time any windows of the Demised Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, or if any part of the Building other than the Demised Premises is temporarily or permanently closed or inoperable, provided reasonable access to the Demised Premises still exists, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     16.03 Entry Before End of Term. If during the last month of the Lease Term, neither Tenant nor any permitted subtenant is occupying the Demised Premises, and if Tenant shall have removed all or substantially all of Tenant's Property from the Premises, Landlord may, upon five (5) days written notice to Tenant, enter the Demised Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting tenant's covenants and obligations hereunder.

     16.04 Building Name and Address. Landlord reserves the right at any time, without notice to Tenant, to change the Building's name or address, and Landlord shall have no liability to Tenant for any cost or inconvenience occasioned thereby.

     16.05 Alterations of Building. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building and its respective systems and equipment (including street entrances, doors, halls, passages, elevators, escalators stairways, and other public parts of the Building), as Landlord shall deem necessary or desirable. However, Landlord shall not exercise its rights under this Section 16.05 in a manner that would materially interfere with tenant's use of or access to the Demised Premises

     16.06 Emergency Entrance. If Tenant shall not be personally present to open and permit an entry into the Demised Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefore (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's Property) and without in any manner affecting the obligations and covenants of this Lease.

     16.07  Other Rights.  The enumeration of rights of Landlord in this
Article 16 is not all inclusive, and shall not be construed to preclude or limit other rights reserved to Landlord by this Lease or by law.

                            ARTICLE 17
              ASSIGNMENT MORTGAGING SUBLETTING, ETC.

     17.01 Prohibition. Tenant shall not, whether voluntarily, involuntarily, by operation of law, or otherwise: (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the Demised Premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 7 hereof, (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Demised Premises or any part thereof in any manner or permit any lien to be filed against the Lease, the Demised Premises or the Building, (d) grant any license affecting any portion of the Demised Premises. For purposes of this Article 17 (i) the transfer of a majority of the issued and outstanding capital stock of any corporate Tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership, limited liability company, or any other legal entity which is a Tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate Tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this
Article 17, and (iv) a modification, amendment or extension of this Lease shall be deemed a sublease.

     17.02 Prohibition Inapplicable. The provisions of Section 17.01 hereof shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant on the date of lease execution prior to such merger or transfer) or, if Tenant is a partnership, with a successor partnership.

     Transfers of stock or other interests to and/or among any shareholders existing as of the date hereof, employees of Tenant, family members of such shareholders or employees, any entity owned or controlled or common ownership or control with, directly by any of the foregoing, and/or any trust for the benefits of any of the aforementioned individual shareholders, employees and/or family members (such transfers, collectively, "Internal Transfers" shall not prohibited and shall not be subject to the provisions of Sections 17.01, 17.05, 17.06A and 17.07 hereof.

     17.03 Assignee's Assumption. Any assignment or other transfer made with Landlord's consent as required by Section 17.01, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be personally bound by and upon all of the provisions hereof on the part of Tenant to be performed and whereby the assignee shall agree that the provisions of Section 17.0 l hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rent by Landlord from an assignee, transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the Rents due and to become due under this Lease and for the performance of all of the provisions of this Lease on the part of Tenant to be performed.

     17.04 Assignor's Continuing Liability. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed, under this Lease, shall not be discharged, released or impaired in any respect except by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of a Tenant under this Lease, the liability under this Section 17.04 of the Tenant named in the Lease or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modifications) shall continue to be no greater than if such agreement or modification had not been made.

     17.05 Conditions For Landlord's Consent. Except as provided in Article 17.06B, Landlord shall not unreasonably withhold or delay (for more than thirty (30) days its consent to an assignment of this Lease or a subletting of the whole or any part of the Demised Premises for substantially the remainder of the Lease Term, provided

          (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

          (b) the proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is reasonably satisfactory to Landlord;

          (c) the nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises is, in Landlord's judgment, in keeping with the standards of the Building on which the Demised Premises are located or in keeping with the permitted use herein;

          (d) the proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

          (e) all costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Demised Premises shall, subject to the provisions of Article 9 with respect to alterations, installations, additions or improvements be borne by Tenant;

          (f) (i) the subtenant or assignee, as the case may be, shall consent that it will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Demised Premises to be used by others, without the consent of Landlord in each instance and (ii) a consent by Landlord to an assignment or sublease shall not be deemed or construed to modify, amend or effect the provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the Demised Premises involved, and the occupants thereof, as if the sublease or assignment had not been made;

          (g) With respect to each and every sublease authorized by Landlord under the provisions of this Article, it is further agreed that, (i) the term of the sublease must end no later than one day before the last day of the Lease Term; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Demised Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) each sublease shall provide that it is subject and subordinate to this Lease and to all mortgages and superior leases of which Tenant has notice; (iv) Landlord may enforce the provisions of the sublease, including collection of Rents; (v) in the event of termination of this Lease or reentry or repossession of the Demised Premises by Landlord, Landlord, may at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent;

          (h) Tenant shall, together with requesting Landlord's consent hereunder, have paid Landlord any reasonable costs incurred by Landlord to review the requested consent, including any reasonable attorneys' fees incurred by Landlord not to exceed $1,000 per instance; (i) Tenant shall, together with requesting Landlord's consent hereunder, deposit with Landlord an amount equal to one (1) month's then escalated rent to be maintained by Landlord as additional security hereunder;

          (j) In the case of a subletting of a portion of the Demised Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes and such subletting will not result in more than three
(3) occupants (including Tenant) occupying the Demised Premises;

          (k) Tenant shall not have advertised, publicized or listed the Demised Premises for subletting or assignment with a broker, agent or representative at a proposed rental less than the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building;

          (l) The proposed subtenant or assignee is not (i) a bank trust company, safe deposit business, saving and loan association or loan company;
(ii) employment or recruitment agency; (iii) school, college, university or education institution whether or not for profit; (iv) a government or any subdivision or agency thereof;

          (m) Any proposed assignment shall be for a consideration which shall reflect the fair market value of the leasehold represented by this Lease, and any proposed subletting shall be at a rental rate not less than the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building and for a comparable term (unless the fair market rental for the Demised Premises is less than the rental then payable hereunder), and in no event shall Tenant advertise or list with brokers at such lower rental rate.

     17.06A Tenant's Payment to Landlord. Except as to Permitted Sublessees, upon Landlord's request, Tenant shall as a condition to any assignment or sublease pay to Landlord, as Additional Rent:

          (1) in case of an assignment, an amount equal to fifty (50%) percent of any consideration paid or payable, directly or indirectly, by the assignee for such assignment exclusive of the amount of the fair market value of any property or rights sold or transferred by Tenant to the assignee in connection with such assignment and all actual out-of-pocket expenses incurred by Tenant to cause said assignment solely including brokerage commissions, costs of tenant improvements actually to be made by Tenant, legal fees and any rent concessions granted by Tenant to said assignee ("Out-of-Pocket Expenses); and

          (2) in the case of a sublease, fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease, or otherwise, directly or indirectly to Tenant by the subtenant which is in excess of the Base Rent and Additional Rent then being paid or to be paid by Tenant throughout the Term (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof excluding the amount of the fair market value of any property or rights sold or transferred by Tenant to the sublessee in connection with such sublease and any Out-of-Pocket Expenses or rights sold or transferred by Tenant to the assignee in connection with such sublet.

     17.06B Permitted Sublessees. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to sublease portions of the Demised Premises not to exceed a total of forty-nine percent (49%) of the Rentable Area of the Demised Premises ("Sublease Portion") to Permitted Sublessees (as such term is defined herein) without the consent of the Landlord under the following situations:

          (1) Provided David Jan Mitchell ("David") is associated in some capacity with the Tenant, then Tenant shall have a right to sublease the Subleased Portion to a reasonable number of subtenants for the occupancy of the space being subleased. This paragraph 1 7.06B shall not entitle the Tenant to separately demise any or all of the Sublease Portion from the Demised Premises without Landlord consent. Tenant shall provide written notice as to each such subtenant including a copy of the sublease agreement which must provide in part a description of the subleased premises and term of the sublease ("Permitted Sublessees").

          (2) If and when David is no longer associated with the Tenant, it shall be the Tenant's responsibility to inform Landlord of David's change in status ("David's Departure"). All Permitted Sublessees in the Demised Premises on the date of David's Departure shall be able to remain until the end of the term of their respective subleases. At the end of the term of their respective subleases, the right to remain as sublessee shall be subject to Landlord's consent as provided for in Subparagraph 17.05.

     With respect to the Permitted Sublessees for the term prior to David's Departure, the provisions of Subparagraphs 1 7.06A and 17.07 shall not apply.

     17.07 Miscellaneous. (a) Except at to Permitted Sublessees, Tenant shall no less than thirty (30) days prior to the effective date of any contemplated assignment (except under Section 17.02), deliver to Landlord a duplicate original of such assignment, and all ancillary agreements with the proposed assignee, and Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days of such delivery, to (i) terminate this Lease, as of such effective date as if it were the expiration date set forth in this Lease or (ii) accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord, an assignment which shall be effective as of such effective date. If Landlord shall exercise the said right of election, then Landlord shall, in consideration therefor, pay to Tenant, 50% of any consideration paid or payable by the assignee for such assignment excluding from such calculation the amount of the fair market value of any property or rights sold or transferred by Tenant to the assignee in connection with such assignment which amount shall belong to Tenant; and Tenant shall be released from any obligations or liabilities arising hereunder or in connection herewith accruing following the date of such assignment.

          (b) In the event that this Lease shall be assigned to Landlord or if the Demised Premises shall be sublet to Landlord or Landlord's designee pursuant to this Section 17.07, the provisions of any such sublease or assignment and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a lessor under a superior lease unless such holder or lessor shall elect by written notice to Tenant to succeed to the position of Landlord or its designee, as the case may be thereunder.

          (c) Tenant shall no less than thirty (30) days prior to the effective date of the contemplated sublease (except under Section 17.02), deliver to Landlord, a duplicate original of the proposed sublease and all ancillary agreements with the proposed sublessee, and Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days of such delivery, to (i) terminate this Lease as to the portion of the Demised Premises affected by such subletting or as to the entire Demised Premises in the case of a subletting thereof, as of such effective date, (ii) in the case of a proposed subletting of the entire Demised Premises, accept an assignment of this Lease to Landlord from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord, an assignment (which shall provide in part that Tenant shall be released from liability from the date thereof) which shall be effective as of such effective date, (iii) accept a sublease from Tenant of the portion of the Demised Premises affected by such proposed subletting or the entire Demised Premises in the case of a proposed subletting thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord, or Landlord's designee if so elected by Landlord, for the remainder of the Term, commencing with such effective date, at (x) the rental terms reflected in the proposed sublease or (y) the rental terms contained in this Lease or a per rentable square foot basis, as elected by Landlord in such notice. If Landlord shall make the selection provided for in this section, said sublease shall be in a form and substance reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall still be entitled to whatever consideration it would receive under the terms of Paragraph 1 7.07(a), if any.

          (d) If pursuant to the exercise of any of Landlord's options pursuant to Section 17.06 hereof, this Lease is terminated as to only a portion of the Demised Premises, then the Base Rent payable hereunder and the Additional Rent payable pursuant to Article 3 hereof shall be adjusted in proportion to the Rentable Area of the Demised Premises affected by such termination.

          (e)  If Landlord shall exercise any of its option pursuant to
Section 17.07 of this Lease or if Landlord shall elect not to exercise any such options, but shall nonetheless withhold or deny its consent to such subletting or assignment, then in any such event and regardless of whether Landlord was or was not entitled pursuant to Section 17.05 to withhold or deny its consent, Tenant shall indemnify and hold Landlord harmless from and against any and all claims for any commission or other compensation claimed by any broker or agent with respect to such proposed assignment or subletting, as the case may be.

     17.08  INTENTIONALLY OMITTED

     17.09 Acceptance of Rent. If Tenant defaults in the payment of any Rents, Landlord is authorized to collect any Rents due or accruing from any assignee, subtenant, or other occupant of the Demised Premises and to apply the net amounts collected to the Base Rent and/or Additional Rent reserved herein. The receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Demised Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

                            ARTICLE 18
                         TENANT'S DEFAULT

     18.01 Default; Termination. The occurrence of any of the following after expiration of any applicable notice and cure period (as provided herein) shall constitute a material default and breach of this Lease by Tenant and the Lease Term and the estate hereby granted shall be deemed limited and terminated as herein provided:

          (a) Any failure by Tenant to pay any installment of Base Rent or Additional Rent when due, where such failure continues for three (3) days after notice thereof by Landlord and Tenant; provided, however, that any such notice, if it complies with the provisions thereof, shall be deemed notice under the Real Property Actions and Proceedings law of the State of New York
Section 735, as amended, or any substitute therefore, and not in addition to, the notice required thereunder;

          (b) The failure by Tenant to perform any provision of this Lease required to be performed by Tenant, or to perform any other obligations of Tenant hereunder, if such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant, provided, however, that if the nature of such default is such that it cannot reasonably be cured by Tenant within such 20-day period, and the continuation of the same does not subject Landlord to continuing losses or damages or civil or criminal penalties or liabilities, and if Tenant promptly commences and thereafter diligently proceeds to cure the said default Tenant may cure such default within a reasonable time but not, in any event, exceeding ninety (90) days after Landlord's said notice;

          (c) The abandonment or vacation of the Demised Premises by Tenant, except as expressly permitted under this Lease after notice and 30 days to cure;

          (d) The making by Tenant, of a general assignment for the benefit of creditors; the commencement by Tenant or any such guarantor of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or for the appointment of a receiver for, or the seizures or takeover, by any governmental agency of, it or all or any substantial part of its property (collectively, an "Insolvency Proceeding"); the commencement of any Insolvency Proceeding against Tenant, unless such Insolvency Proceeding is contested (and such contest is diligently pursued) and such Insolvency Proceeding is discharged or dismissed within 60 days after the date filed or commenced; a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Demised Premises or of Tenant's interest in this Lease, unless possession is restored to Tenant within 30 days, or substantially all of Tenant's assets located at the Demised Premises or Tenant's interest in this Lease shall be attached or judicially seized, unless such attachment or seizure is discharged within 30 days;

          (e) The failure by Tenant to perform according to the provisions of Article 9 if such failure continues for more than ten (10) business days after notice from Landlord;

          (f) The committing of waste on the Demised Premises the hypothecation or assignment of this Lease or subletting of the Demised Premises, or any attempt at any such actions, in violation of Article 17, the institution by Landlord, on two or more occasions, of legal proceedings (upon filing of an action and service on Tenant) to recover possession of the Demised Premises from Tenant on account of default other than a default for non-payment of Rents, or if Tenant shall have on three (3) or more occasions paid any installment of Base Rent of Additional Rent more than ten (10) days and twenty (20) days respectively after the same as due hereunder and notice thereof shall have been given by Landlord to Tenant;

     Notwithstanding the provisions of Article 18.01(d) herein, a default under said Article 18.01(d) may be cured with respect to an Insolvency Proceeding against a guarantor if within ten (10) days of notice one (or more) of the other guarantors agrees to increase their guarantee to include the "bankrupt" guarantors proportionate share.

     18.02 Termination of Lease. In the event of any such default by Tenant not cured within the applicable notice and cure periods, then, in addition to any other remedies available to Landlord under Applicable Laws. Landlord shall have the option to terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of termination. Such notice of termination may be made effective immediately and may be included in any notice hereinabove provided, pertaining to any default and in such case shall be conditioned upon the failure of Tenant to cure such default. If Landlord elects to so terminate this Lease, then Landlord may recover from Tenant:

          (a)  At Landlord's option either:

               (1) a sum which, at the time of such termination of this Lease represents the then value of the excess, if any discounted to present value with an interest rate of ten percent ( 10%) calculated as of the date of termination, of (x) the aggregate of the Base Rent and Additional Rent payable under this Lease through the Expiration Date, had this Lease not so terminated (conclusively presuming the Additional Rent to be the same as was payable for the one (1) year period immediately preceding and ending on such termination, increased at the average rate of increase for each category of Additional Rent subject to increase hereunder, experienced during the period not exceeding three (3) years prior to such termination), over (y) the aggregate fair market rental value of the Demised Premises for the same period;

               (2) the amount of the Base Rent and Additional Rent (as above presumed) payable pursuant to this Lease had it not so terminated, payable on the due dates therefor hereunder following such termination through the Expiration Date (as had this Lease not so terminated), provided, however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, (such net rents shall be determined by the deduction from the gross rents as and when received by Landlord from such re-letting) the expenses incurred or paid by Landlord in terminating this Lease, re-entering the Demised Premises, securing possession thereof, and of re-letting, but excluding altering and preparing the Demised Premises therefor, broker's commissions, and all other reasonable expenses properly chargeable to Tenant's default and re-letting of the Demised Premises) and in this connection, the following shall apply: (i) in no event shall Tenant be entitled to receive any excess of such net rent over the sums payable by Tenant to Landlord hereunder unless Landlord terminates after Tenant requests Landlord consent to assignment or sublet hereunder; (ii) any such re-letting may, at Landlord's option be for a shorter period or longer than the remaining Lease Term; (iii) nothing herein contained shall be construed as requiring Landlord to re-let, and Landlord shall have no obligation to do so except as may be required by Applicable Laws; and (iv) the parties agree that the amount of rent reserved upon such re-letting shall, prima facie, constitute the fair market value for the Demised Premises, or part thereof re-let during the term of such re-letting; or

               (3) at Landlord's option, any other measure of Landlord's damages permitted under Applicable Laws, including, without limitation, the acceleration of future Rents for the balance of the Lease Term discounted to present value with an interest rate often percept (10%) calculated as of the date of termination, following Tenant's default in the payment of any monthly installment, provided, that if Landlord elect to accelerate as herein provided, Tenant shall be entitled to possession of the Demised Premises upon payment of the Rents reserved for the balance of the Lease Term and all other provisions of this Lease shall remain in effect; and

          (b) The amount of any unpaid Base Rent and Additional Rent hereunder accrued at the time of such termination; and

          (c) Any other, including any alternative, amount necessary or proper to compensate Landlord for its damages, losses or expenses resulting from Tenant's default hereunder and permitted by Applicable Laws as well as any reasonable costs and expenses, and the reasonable amount of attorneys' fees incurred by Landlord resulting therefrom; and

          (d)  Interest on the amount of unpaid Rents in accordance with
Section 1.07 of this Lease.

     18.03 Re-Entry by Landlord. In the event of any such default by Tenant, after the expiration of all applicable notice and cure periods, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Demised Premises, either by summary dispossess proceedings, by any suitable action or proceedings under Applicable Laws, or by force or otherwise, without being liable to indictment, prosecution or damage therefrom, and Landlord, in connection therewith, shall be entitled to remove all persons and property from the Demised Premises and Landlord may store the removed property in a public warehouse or elsewhere at the cost and for the account of Tenant. No re-entry or taking of possession of the Demised Premises by Landlord pursuant to this Section 18.03 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord or unless such termination shall have been decreed by a court of competent jurisdiction.

     18.04 Other Remedies. In the event of a default, breach, or threatened default or breach by Tenant hereunder, or in any other situation entitling Landlord to such remedy, Landlord shall have the right to seek a preliminary and/or permanent injunction and nothing herein contained shall be construed as a waiver of, or otherwise limiting Landlord's right to injunctive relief. The remedies to which Landlord may resort hereunder are not exclusive of those referred to in this Lease but are cumulative (except as otherwise expressly set forth herein) and shall include any other remedies available to Landlord, statutory or to otherwise, under Applicable Laws. Nothing herein contained shall be construed to limit or preclude Landlord's recovery of any statutory penalty, liquidated damages arising by reason of Tenant's default, or the termination of this Lease provided for by Applicable Laws.

     18.05 Waiver of Redemption. Tenant hereby waives any and all rights of redemption arising from Tenant's default hereunder, or rights to have a continuation of this Lease after being dispossessed, evicted or ejected from the Demised Premises by legal proceedings, or under the terms of this Lease, or after the termination hereof.

     18.06 Performance By Landlord of Tenant's Obligation. If Tenant shall default in the performance of any provisions of this Lease or any obligations arising hereunder, after the applicable grace and notice periods. Landlord without thereby waiving or curing such default may (but shall not be obligated to) perform the provisions or obligations for the account and at the reasonable expense of Tenant, and such expense shall be chargeable to Tenant and shall include Landlord's reasonable attorneys' fees in connection therewith.

     18.07 Application of Rent Payments. Tenant waives any right it may have under Applicable Laws to designate the items to which any payments made by Tenant are to be credited. Landlord may apply any payments made by Tenant to such items then due and owing by Tenant as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which such payments should be credited.

     18.08 Interest. The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of a default by Tenant under this Lease shall bear interest until paid at the maximum rate allowed by Applicable Laws as interest on such judgments.

                            ARTICLE 19
                         QUIET ENJOYMENT

     19.01 Quiet Enjoyment. So long as Tenant timely pays all the Rents and performs all of Tenant's other material obligations hereunder within the time periods permitted under this Lease, after the expiration of applicable notice and cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises during the Lease Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to mortgages. This covenant is a covenant running with the land, and is not a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and for only so long as such interest shall continue.

                            ARTICLE 20
                          SUBORDINATION

     20.01 Subordination. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the Land or Building and to all mortgages which may now hereafter affect such leases or the Land or Building, and to all renewals, modifications, replacements and extensions thereof. The provisions of this
Section 20.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its expense, any instrument reasonably acceptable to Tenant and its counsel, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance agreement in a form reasonably acceptable to Tenant and Landlord from its present mortgagee and all future lenders.

     20.02 Attornment. In the event of a termination of any ground or underlying lease, or if the interest of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of ang mortgage acquires a lease in substitution therefore, then Tenant under this Lease will, upon requtst made in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the provisions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the Landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as Landlord, for the remaining term of this Lease and otherwise on the same provisions with the same options, if any, then remaining. The foregoing provisions of clause
(i) of this Section 20.02 shall inure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 20.02 reasonably satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee and Tenant and Tenant's counsel, acknowledging such attornment and setting forth the covenants, agreements, terms, provisions and conditions of its tenancy provided same as in this Lease.

     20.03 Obligations of Landlord's Successor. Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the Landlord under this Lease, be: (i) liable for any act, omission or default of any prior Landlord; or (ii) subject to any offsets, claims or defenses which the Tenant might have against any prior Landlord except for Landlord's initial work to be performed herein and the assignment of the Security Deposit; or (iii) bound by any Base Rent or Additional Rent which Tenant might have paid to any prior Landlord for more than one (1) month in advance or for more than the amount of Rent (whether Base Rent and/or Additional Rent) required or permitted under the terms of this Lease to be paid in advance; or (iv) bound by any modification, amendment or abridgment of this Lease, or any cancellation or surrender of the same, made without its prior written approval subsequent to notification of Tenant of such ground lessor's or mortgagor's interest in the Building.

     20.04 Modifications. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant shall not unreasonably withhold, delay or defer making such modifications, provided such lender shall enter into a non-disturbance agreement in a form reasonable to all parties and provided Tenant's rights are not limited hereunder and Tenant's obligatidns are not materially increased hereunder.


     20.05  Advance Rent Payment; Tenant's Notice of Landlord's Breach.
Tenant agrees that, except for the first month's installments of Base Rent hereunder, (unless it shall have Landlord's written consent thereto) it will pay no Rents under this Lease more than thirty (30) days in advance of its due date, if so restricted by an existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant shall not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from Rents due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices and following the time when such holder or lessor shall have become entitled, under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under this Lease or otherwise, after similar notice, to effect such remedy), during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section
20.05 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecute such cure thereafter.

                            ARTICLE 21
                      ESTOPPEL CERTIFICATES

     21.01 Estoppel Certificates. Within twenty (20) days after a request by Landlord or Tenant (the "Requesting Party"), the other party hereto (the "Certifying Party") shall execute an estoppel certificate, in form satisfactory to the Requesting Party, which:

          (a) certifies that this Lease is unmodified and in full force and effect (or if there had been any modifications, that the same is in full force and effect as modified, and stating the modifications);

          (b) states the Expiration Date of the Lease Term and any agreements to extend or renew the Lease Term or to permit any holding over not specified in the Lese (and specifies that the terms of any such agreements or confirms that none exist);

          (c)  certifies the date through which Rents have been paid;

          (d) states whether or not, to the knowledge and belief of the Certifying Party, there exist any defaults by either party hereto in the performance of any of their respective obligations under this Lease beyond applicable notice and applicable cure periods (and specifies any such default);

          (e)  INTENTIONALLY OMITTED.

          (f) states whether Tenant is entitled to any credits, offsets, defenses or deductions against payment of Rents, or has any other claims against Landlord for abatement of Rents, damages, or other liability, and, if so, describes them. Such estoppel certificates shall be addressed and delivered as the Requesting Party may reasonably direct. Any estoppel certificate issued pursuant to this Article 21 may be relied upon the Requesting Party by the addressee, and by others with whom the Requesting Party may be dealing, regardless of independent investigation. The Certifying Party shall also include in any estoppel certificate such other information concerning this Lease as the Requesting Party may reasonably request that is reasonably acceptable to the certifying party.

                            ARTICLE 22
                      SURRENDER OF PREMISES

     22.01 Surrender. Upon the expiration or other termination of Lease Term, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition; ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term for a period of six (6) months after the end of the Term.

     22.02 No Holding Over. There shall be no holding over by Tenant after expiration of the Lease Term and the failure by Tenant to deliver possession of the Demised Premises to Landlord shall be an unlawful detainer. If Tenant holds over, Tenant shall pay to Landlord per month for use of the Demised Premises an amount equal to 200% of the Rents payable for the last month during the Lease Term occurring before such holdover in addition to such amounts, Tenant shall be responsible for the reasonable costs, losses, damages and expenses (which need not be asserted in a summary proceeding for eviction or action brought by Landlord against Tenant arising from such holdover or the inability of Landlord, as a result of such holdover, to lease or deliver such space to any third party. Notwithstanding the foregoing, if the parties are engaged in good faith negotiations for an extension of the Lease Term the Rent shall remain the amount being paid during the last month of the Lease Term for the three months following the end of the Lease Term.

                            ARTICLE 23
                       HAZARDOUS SUBSTANCES

     23.01 Hazardous Substances. (a) Tenant shall not cause or permit any Hazardous Substance(s) (hereinafter defined) to be used, brought upon, stored, created or disposed of in or on the Land or Building other than the storage and use of such of fice supplies arid cleaning products as are reasonably incident to Tenant's use as permitted under this Lease and so long as such storage and use is in minor amounts and, in all respects in accordance with Applicable Environmental Laws (hereinafter defined). Tenant shall not be responsible for the removal of any Hazardous Substances which may exist in or on the Demised Premises as of the date of this Lease.

          (b) Tenant shall promptly forward to Landlord any notice it receives of the violation of any Applicable Environmental Laws involving the Demised Premises and Tenant shall, at Tenant's expense, comply with all Applicable Environmental Laws that impose any obligation, order or duty on Landlord or Tenant in respect of the Demised Premises or any fixtures.

          (c) As of the date hereof, the Landlord knows of no Hazardous Substances contained in the Demised Premises.

          (d) Tenant shall notify Landlord of the existence of Hazardous Substances in or affecting the Demised Premises, and whether or not Tenant has used, stored, created, brought the same upon, or disposed of such Hazardous Substance, promptly upan Tenant's discovery thereof.

          (e) Tenant shall indemnify and hold Landlord and Landlord's Affiliates harmless from and against any claims, causes of action, liabilities, fines and penalties, to the fullest extent permissible under Applicable Laws arising out of or in connection with: (i) the presence of Hazardous Substance(s) on, in or affecting the Building or Land, whether or not the use thereof is otherwise permitted hereunder, used, stored, created, brought thereupon or disposed of by Tenant; (ii) the presence of Hazardous Substance(s) in or affecting the Demised Premises in the event Tenant shall be in breach of subsections (b) or (d) hereof or in violation of the representation in subsection (c) hereof unless existing on or before the date of this Lease; and (iii) the violation by Tenant or any of Tenant's Affiliates (hereinafter defined in Section 25.01) of any Applicable Environmental Laws. This indemnification shall include, without limitation, the reasonable costs and expenses of removal and cleanup of Hazardous Substances, restoration costs, investigation expenses, penalties, fines, decreases in the value of the Building or Land, any other consequential damages, any reasonable sums paid for settlement of claims, reasonable attorneys fees, and fees and expenses of consultants and other experts.

          (f) Without limitation of any other obligations of Tenant which shall survive the expiration or earlier termination of this Lease, the provisions hereof shall survive the expiration or earlier termination of this Lease for a period of one (l) year.

          (g) For purposes of this Lease, the term "Hazardous Substances" shall mean: asbestos; urea formaldehyde foam insulation; transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; or any other chemical, material, substance, compound, waste material or other matter of any kind whatsoever prohibited, limited or regulated by any Federal, State, County, regional or local authority or legislation, including, without limitation, the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 etseq. end the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 11001 etseq., the regulations promulgated from time to time thereunder, environmental laws administered by the Environmental Protection Agency and similar laws and regulations of the State of New York, City of New York, or any other governmental organization or agency having jurisdiction over any portion of the Building and all amendments thereof. "Applicable Environmental Laws" shall mean any Applicable Laws, including, without limitation, those referred to in this subsection (g) regulating or otherwise pertaining to the protection of the environment or the regulation of the use, storage' creation, transportation or disposition of Hazardous Substances.

                            ARTICLE 24
                            BROKERAGE

     24.01 Brokerage. Tenant and Landlord represents and warrants to each other that the other party has had no dealings or communications with any broker, or agent in connqction with the consummation of this Lease, and Landlord or Tenant agrees to hold each other harmless and indemnify the other party from and against any and all reasonable costs and expenses (including reasonable attorneys' fees), or liability arising out of or in connection with a violation of this representation and warranty including, without limitation, any commissions or charges claimed by any such broker or agent.

                            ARTICLE 25
                 EXCULPATION AND INDEMNIFICATION

     25.01 Exculpation. Entity or any other legal entity controlling, controlled by, or under common control with Landlord, Landlord's managing agent and other agents, Landlord's employees, officers, shareholders, the partners comprising Landlord (if Landlord shall be a partnership), partners of Landlord and Landlord's licensees and invitees and Landlord's contractors and subcontractors, where applicable, (collectively, the "Landlord's Affiliates"), shall be liable to Tenant, any person, corporation, partnership (limited or general), limited liability entity or any other legal entity controlling, controlled by, or under common control with Tenant' Tenant"s managing agent and other agents, Tenant's employees, officers, shareholders, the partners comprising Tenant (if Tenant shall be a partnership), partners of Tenant and Tenant's licensees and invitees, where applicable (collectively, the "Tenant's Affiliates"), or any person claiming through or in the right of Tenant, for any loss, liability, damages or expenses for injury to persons or damage to property, unless caused by or resulting from the negligence or other wrongful acts permitting such recovery under Applicable Laws of the Landlord or its agents, servants, or employees. Under no circumstances shall Landlord, or any of Landlord's Affiliates be liable for consequential damages, including, without limitation, loss of business or profits, arisirug from any cause whatsoever. For purposes of determining Landlord's Affiliates or Tenant's Affiliates wherever used in this Lease. the term "control" shall mean the ability, whether by means of ownership interest, voting rights agreements, operation of law, or otherwise to direct the actions or decisions of the applicable person or entity.

     25.02 Limitation of Damages. Neither Landlord nor any successor in interest to Landlord shall be liable to Tenant or its successors in interest, whether such liability shall arise out of or in connection with a claim of breach of this Lease by Landlord or its successor, any other failure of any obligation of the Landlord or its successors arising out of this Lease or the operation of the Building, or otherwise, in an amount which shall, in the aggregate of all claims, causes of action or liabilities against or of Landlord or said successors, exceed the lesser of either so as to operate in violation of any Applicable Laws.

     25.03A Landlord's Indemnification. Tenant agrees to indemnify and hold the Landlord, Landlord's Affiliates, and any successor in interest, harmless from and against all claims, causes of action, liabilities, losses and expenses, including the reasonable amount of attorneys fees and related costs connected therewith, arising out of or in connection with: (i) any breach of this lease or of any obligation arising hereunder; (ii) any misrepresentation or violation of a representation by Tenant under this Lease or Tenant's occupancy; (iii) any act of gross negligenae or gross negligent omission of Tenant or Tenant's Affiliates; (iv) any other violation of Applicable Laws or Applicable Environmental Laws (whether or not referred to in the provisions of this Lease) by Tenant; (v) the use by Tenant of the Demised Premises including without limitation, the conduct of the business of Tenant provided, however, that nothing herein contained shall be canstrued as relieving Landlord from any liability (x) for its own negligent acts or omissions, or that of its contractors, agents or employees, or (y) that would operate as a violation of Applicable Laws. In the event that any claim, cause of action or legal proceeding shall be made or instituted against Landlord or its successors in interest which shall be subj ect of indemnification hereunder, Landlord (shall promptly notify Tenant of any notice of said claim received by Landlord and unless otherwise agreed, Landlord may, at its option, either (i) undertake the defense of the same by counsel selected by Tenant and reasonably acceptable to Landlord in which event Tenant shall be responsible for the reasonable amount of legal fees and costs thereof as herein provided; or at any time thereafter, notify Tenant of the pendency of the same and Tenant shall thereupon undertake, at is own expense, Landlord's defense of the same in behalf of Landlord.

     25.03B Landlord's Indemnification. Landlord shall defend, indemnify, and hold Tenant and Tenant's Affiliates harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, claims, causes of action, fines, penalties, and demands of any kind or nature (including reasonable attorneys' fees and related costs connecte41 herewith) by or on behalf of any person, entity, or governmental authority occasioned by or arising out of or in connection with (a) any negligence or negligent omission of Landlord or Landlord's Affiliates; or (b) any breach or default in the performance of any obligation on Landlord's or Landlord's Affiliates part to be performed under the Lease; or (c) material misrepresentation or violation of a representation made by Landlord or Landlord's Affiliates.

     25.04 Transfers of Landlord's Interest. The covenants and agreements of Landlord under this Lease shall not be binding on any person at any time holding the interest of Landlord (including the original named Landlord) subsequent to the transfer of that party's interest in the Building; provided, however, that such party shall remain liable for the return of the Security Deposit except to the extent that, (i) such Security Deposit or any portion thereof has bqen applied in accordance with Article 6 by such party or its predecessors in interest, (ii) such Security Deposit or any portion thereof has been returned to Tenant, or (iii) such Security Deposit or any portion thereof has been paid over to the party acquiring the interest of Landlord or such panty's wilful misconduct and gross negligence. In the event of such a transfer, the covenants and agreements hereunder of Landlord thereafter shall be binding upon the transferee of Landlord's interest. If Landlord's interest in the Building or the Land shall be sold, assigned or otherwise transferred to any party, including any transfer upon the exercise of any remedy provided in a superior lease or a mortgage or at law or equity, that party, and each party thereafter succeeding to its interest in the Building or the Land, shall not be: (a) liable for any act or omission of Landlord under this Lease occurring, or any cause of action accruing against Landlord, before such sale, assignment or other transfer unless such party is on notice thereof prior to acquiring its interest in the Building or the Land; (b) subject to any offset, defense or counterclaim accruing before such sale, assignment or other transfer; (c) bound by any payment, made before such sale, assignment or other transfer, of Base Rent or Additional Rent more than one (l) month in advance; or (d) liable for the return of the Security Deposit except to the extent that the Security Deposit has been paid over to such party.

     25.05 Adjacent Excavation--Shoring. If any excavation or other substructure work shall be made upon the land adjacent to the Building, or shall be authorized to be made, Tenant shall, at Landlord's request, afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the limited purpose of doing such work as shall be necessary to preserve the wall of or the Building, of which the Demised Premises form a part, from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rents provided however such party shall use reasonable efforts to minimize interference to Tenants business.

     25.06 Landlord's Consent; Damages Limitation. Tenant agrees that its sole remedies in cases where Landlord's reasonableness in exercising its judgement or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived unless such rejection is proven to be with malice.

                            ARTICLE 26
                          FORCE MAJEURE

     26.01 Force Majeure. Landlord shall have no liability to Tenant on account of: (a) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations undelr this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, suppliks or labor resulting therefrom, or any other cause, beyond Landlord's reasonable control; or (b) any shutdown, failure or defect in the supply, quantity or character of electricity or water furnished to the Demised Premises, by reason of any requirement, act or omission of the public utility or others furnishing such utilities to the Demised Premises, by reason of any requirement, act OF omission of the public utility or others furnishing of the Building with electricity or water or of any governmental agency, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control to the extent and for the amount of time that such events cause delay. If this Lease specifies a time period for performance of an obligation of Landlor4, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above, provided such services are restored in a reasonable time under the circumstances.

                            ARTICLE 27
                      INTENTIONALLY OMITTED

                            ARTICLE 28
                      INTENTIONALLY OMITTED


                            ARTICLE 29
                      INTENTIONALLY OMITTED


                            ARTICLE 30
                  RELOCATION OF DEMISED PREMISES

     30.01 Substitute Premises. Landlord, at its option, may elect by notice to Tenant to substitute for the Demised Premises described in Article 1, other office space in the Building (provided such space is on either the entire ninth or eleventh floors) designated by Landlord (the "Substitute Premises"), containing approximately the same Rentable Area as the Demised Premises. Landlord's notice shall be accompanied by a floor plan of the Substitute Premises, and either the notice or the plan shall set forth the Rentable Area of the Substitute Premises and the floor plan as to the demising of the Substitute Premises shall be similar to the demising of the Demised Premises being completed in accordance with Article 5 herein. Tenant shall vacate and surrender the Demised Premises and shall occupy the Substitute Premises promptly and, in any event, not later than fifteen (15) days after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Section 30.02. Tenant shall pay the same Base Rent per square foot of Rentable Area of the Demised Premises and the same Additional Rent with respect to the Substitute Premises as were payable with respect to the Demised Premises.

     30.02 Landlord's Obligations. If Tenant is relocated pursuant to this Lease, Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, or to any abatement or reduction of Base Rent or Additional Rent or additional charges (other than as set forth in Section 30.01), but Landlord shall, at Landlord's expense, furnish and prepare the Substitute Premises in substantially the same manner, at least equal in kind and quality, as the Demised Premises had existed on the date of Landlord's notice that the Landlord intended to relocate Tenant, and pay actual out-of-pocket expenses for moving Tenant's personal property including the relocation of existing computer and communications equipment

     30.03 Recording of Lease. Following such substitution of space, if any, Landlord and Tenant shall, promptly at the request of either party, execute and deliver an agreement in recordable form setting forth such substitution space and the change (if any) in the Base Rent and Rentable Area in the appropriate places in this Lease.

                            ARTICLE 31
                      INTENTIONALLY OMITTED


                            ARTICLE 32
                         PREVAILING PARTY

     32.01 Prevailing Party. In the event it becomes necessary for either party hereto to file suit to enforce this Lease or any provision contained herein, the party, prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees and expenses incurred in connection with such suit.

                            ARTICLE 33
                          SHOP COVENANTS

     33.01 Shop Covenants. Tenant, recognizing that the Building has been developed and is maintained as a first class type of business occupancy and as an additional inducement to Landlord to enter into this Lease, agrees (to the extent not the responsibility of the Landlord in accordance with the Cleaning Specifications attached hereto as Exhibit "C"), that it shall at its expense:

          (a) clean the interiors of the windows and doors (including, in each case, the frames therefore) in the Demised Premises and in the perimeter walls thereof whenever reasonably necessary;

          (b) keep the Demised Premises clean, and maintain in a neat, sanitary condition, and under conditions reasonably satisfactory to Landlord, keep all plumbing in the Demised Premises in a good state of repair and operating condition to the points of entry into the Demised Premises, or if inside the Demised Premises, to the point they connect with the main vertical risers and stacks of the Building, bag and remove all rubbish and other debris from the Demised Premises through areas designated disposal area under conditions reasonably approved by Landlord;

          (c) eliminate from the Demised Premises all obnoxious fumes, odors or gases, and all such fumes, odors or gases shall be prevented completely from entering any portion of the Building of which the Demised Premises are a part. No fumes, odors or gases shall be exhausted to the Building corridors, street or sidewalk in from of or adjacent to the Demised Premises;

          (d) install all necessary and proper grease traps or other apparatus and will keep the same maintained in good order and repair for the purpose of preventing any stoppage or interference with the general plumbing or sewerage system of the Building of which the Demised Premises form a part emanating from the Demised Premises. Tenant will, at its sole cost and expense, promptly remove and/or repair any stoppage or interference with general plumbing or sewerage system due to the carelessness, neglect, improper conduct, acts of omission or commission, or other cause of Tenant or Tenant's Affiliates, originating from the Demised Premises: and

          (e) keep Demised Premises free from rats, mice, insects and other vermin and will, if and when reasonably requested by Landlord, employ and keep employed, at Tenant's sole cost and expense, a competent rodent, insect or vermin exterminating company solely as to the Demised Premises.

                            ARTICLE 34
                      INTENTIONALLY OMITTED


                            ARTICLE 35
                      INTENTIONALLY OMITTED


                            ARTICLE 36
                      INTENTIONALLY OMITTED


                            ARTICLE 37
                      INTENTIONALLY OMITTED

                            ARTICLE 38
                      INTENTIONALLY OMITTED


                            ARTICLE 39
                        GENERAL PROVISIONS

     39.01  Memorandum of Lease.  Tenant shall not record this Lease.
However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease with respect to this Lease sufficient for recording. Such memorandum shall not chance or otherwise affect any of the obligations or provisions of this Lease.

     39.02 Governing Law. Irrespective of the place of execution or performance and of any conflicts or choice of law requirements, this Lease shall be governed and construed in accordance with the laws of the State of New York, (i) except in a case where the law of the United States shall be directly applicable and shall supervene the law of New York, or (ii) where any laws, rules or regulations of the City of New York or any of its agencies shall be applicable; and in either case (i) or (ii) of this sentence the law, rules, or regulations which are therein, respectively, specified shall apply.

     39.03 Entire Agreement. This Lease contains all of the agreements and understandings related to the leasing of the Demised Premises and the respective obligations of Landlord and Tenant in connection therewith. Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except those that are expressly set forth in this Lease, including any riders and all exhibits and schedules hereto. All prior agreements and understandings between the parties have merged into this Lease, which alone fully and completely expresses the agreement of the parties.

     39.04 Amendments. No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by Landlord and Tenant.

     39.05 Successors. Except as otherwise expressly provided herein, the obligation of this Lease shall bind and benefit the successors and assigns of the parties hereto, provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 17 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant

     39.06 Independent Covenants. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

     39.07 Time is of the Essence. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

     39.08 Execution. This Lease shall not be binding upon Landlord or Tenant until the same is executed by Landlord and Tenant and an executed copy thereof has been delivered to Tenant.

     39.09 Confidentiality. The parties acknowledge and agree that the covenants, agreements, terms, provisions and conditions of this Lease shall be confidential and that no disclosure or other communication of such covenants, agreements, terms, provisions and conditions shall be made without the prior written approval of the other party (other than subtenants, current or prospective partners. Landlord and Tenant further agree that they shall not disclose the existence of this Lease to any third party other than legal counsel, consultants accountants, subtenants, assignees, Tenant's Affiliates and potential investors and as may be required by Applicable Law or in connection with any litigation unless and until advised by the Landlord that such disclosure is permissible.

     39.10  Intentionally Omitted.

     39.11 Joint and Several Liability. If Tenant at any time comprises more than one entity, all such entities shall be jointly and severally liable for payment of Rents and for performance of every obligation of Tenant under this Lease.

     39.12 Waiver of Trial By Jury. The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

     39.13  Authority.   The Tenant is a duly formed and existing Colorado
corporation qualified to transact intrastate business in New York, with full power and authority to execute and deliver this Lease and shall simultaneously herewith deliver evidence of its application of authorization to do business in New York and shall within thirty (30) days provide evidence that the authorization has been filed. Further, Tenant shall provide that each person signing on behalf of Tenant is authorized to do so.

     39.14  Invalidity of Any Provision.   If any term, covenant, condition
or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining covenants, agreements, terms, provisions and conditions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     39.15 Notices. Any notice or demand, consent, approval or disapproval, or statement required to be given by the covenants, agreements, terms, provisions and conditions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is received or rejected by registered or certified mail, deposited enclosed in a securely closed postpaid wrapper, in the United States Government general or branch post office, or official depository within the exclusive care and custody thereof or by a nationally recognized overnight carrier, addressed to either party, at its address set forth on page l of this Lease with a copy of any default notice sent to Morrison Cohen Singer & Weinstein, LLP, 780 Lexington Avenue, New York, New York 10022, Attention:
Stephen Budow, Esq. After Tenant shall occupy the Demised Premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building and Tenant's primary contact shall be David Jan
Mitchell. Either party may, by 30-days prior notice as aforesaid, designate a different address or addresses for notices, demand, consents, approvals or disapprovals.

     39.16  Request in Writing.  In addition to the foregoing, either
Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval, or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in Section 39.15 hereof.

     39.17 Non-Waiver. No agreement to accept a surrender of this Lease shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this (ease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Demised Premises. In the event of Tenant at any time desiring to have Landlord sublet the Demised Premises, or portion thereof, for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant qr condition of this Lease or any of the Rules and Regulations set forth herein or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with or without knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other Tenant in the Building shall not be deemed a waiver of any such Rules and Regulations provided all Rules and Regulations will be enforced in a nondiscriminatory manner. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lessor amount than the Base Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rents or pursue any other remedy provided in this Lease.

     39.18 Captions For Convenience. The captions and headings are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

     39.19 No Representations. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the Land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises or the Building except as expressly set forth in this Lease and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant acknowledges that it has inspected the Building and the Demised Premises, agrees to accept the Demised Premises in its "as is" physical condition as of the date of the term of this Lease commences except as otherwise and acknowledges that Landlord shall not be obligated to make any improvements or alterations to the Demised Premises whatsoever, except as may be provided in Article 5 and in this Lease if any.

     39.20  INTENTIONALLY OMITTED.

                            ARTICLE 40
                      INTENTIONALLY OMITTED.


                            ARTICLE 41
                      INTENTIONALLY OMITTED


     IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the date first above written.

ATTEST:                       PAN AM EQUITIES, INC., as Agent for
                              PAMELA EQUITIES CORP., Landlord


______________________________        BY:
_____________________________________
                                 ITS:
                   , President


ATTEST:                          BION ENVIRONMENTAL TECHNOLOGIES, INC.


______________________________        BY:
_____________________________________
                                 ITS:
                   , President

State of New York  )
               ) ss.:
County of New York  )

     On this day of August in the year 2000, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.

                              ______________________________
                                   Notary Public

                           EXHIBIT "A"

                      Intentionally Omitted

                           EXHIBIT "B"

                         LANDLORD'S WORK


The Landlord shall complete the following renovations to the Demised Premises in accordance with the Lense.

     Deliver to Tenant a City of New York ACP-5 Form for the Demised Premises

                            SCHEDULE B
                      RULES AND REGULATIONS

I.  Tenant shall not:

     1. obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the Demised Premises, or use any of them for any purposes other than for ingress and caress to and from the Demised Premises;

     2. attach awnings or other projections to the outside walls of the Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, window sills or peripheral air conditioning enclosures;

     3. attach to, hang on, or use in connection with, any exterior window or entrance door of the Demised Premises, any blinds, shades or screens which are not of a quality, type, design and color. or which are not attached in a manner, approved by Landlord;

     4. place or leave any door mat or other floor covering in any area outside of the Demised Premises;

     5. exhibit, inscribe, paint or affix any sign, insignia, advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the Demised Premises), or in the Demised Premises if visible from the outside, without Landlord's approval, except that the name(s) of Tenant and any permitted sublessee may be displayed on the entrance doors of the premises occupied by each, subject to Landlord's reasonable approval of the size, color and design of such display and, if Landlord elects to perform such work, Tenant shall pay Landlord for the performance of such work;

     6. cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public areas of the Building;

     7. place in, sweep or permit to be swept, attach to, put in front of, or affix to any part of the exterior of, the Building or any of its halls, doors, windows, elevators, corridors or vestibules, outside of the Demised Premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles;

     8. except in the normal decoration of the interior of the Demised Premises, mark, paint, drill into, or in any way deface, any part of the Building or the Demised Premises or cut, bore or string wires therein (other than for electric, telephone or computer lines installed in conformity with Applicable Laws);

     9. permit or allow bicycles, vehicles, animals, fish or birds of any kind to be brought into or kept on or about the Building or the Demised Premises;

     10. make, permit or allow to be made, any unseemly or disturbing noises, whether by musical instruments, recording, radio, talking machines, television, whistling, singing or in any other way, which might disturb other occupants in the Building or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or premises;

     11. bring into or keep on any part of the Demised Premises or the Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance;

     12. place upon any of the doors (other than closet or vault doors) or windows in the Building any locks or bolts which shall not be operable by the Grand Master Key for the Building, or make any changes in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master Key unless such change is approved by Landlord in which event Tenant shall give Landlord duplicate keys for such locks or bolts;

     13. remove, or carry into or out of the Demised Premises or the Building, any safes, freight, furniture, packages, boxes, crates or any bulky or heavy objects except during such hours and in such elevators as Landlord may reasonably determine from time to timed

     14. use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord' so as to permit uniformity of appearance to those viewing the Building from the outside;

     15. engage or pay any employees on the Demised Premises except those actually working for the Tenant in the Demised Premises, or advertise for laborers giving the Demised Premises as an address;

     16. obtain, permit or allow in the Building the purchase, or acceptance for use in the Demised Premises, by means of a service cart, vending machine or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, towel, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such persons, during such hours, and at such places within the Building and under such requirements as may be determined by Landlord with respect to the furnishing of such items and services, provided that the charges for such items and services by such persons are not excessive (but "take out" deliveries from established vendors is acceptable);

     17. use, permit or allow any advertising or identifying sign which the Landlord shall have notified Tenant tends, in Landlord's judgment, to impair the reputation of the Building or its desirability as a building for offices;

     18. close and leave the Demised Premises at any time without closing all operable windows and, if requested by Landlord, turning out all lights;

     19. permit entrance doors to the Demised Premises to be left open at any time or unlocked when the Demised Premises are not in use;

     20. encourage canvassing, soliciting or peddling in any part of the Building or permit or allow the same in the Demised Premises;

     21. use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof, in the moving, delivery or receipt of sales, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side-guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators;

     22. cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the Demised Premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances;

     23. create or permit a public or private nuisance, by reason of noise, odors and/or vibrations or otherwise;

     24. throw or allow or permit anything to be thrown out of the doors, windows or skylights or down the passageways or stairways of the Building;

     25. lay vinyl asbestos tiles or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited;

     26. use, allow or permit the passenger elevators to be used by Tenant's working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the Demised Premises, and Tenant shall cooperate with Landlord in enforcing this Rule on those making deliveries to Tenant:

     27. request any Landlord's agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building manager;

     28. invite to the Demised Premises or the Building, or permit the visit of, persons in such numbers or under such conditions as unreasonably to interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof;

     29. use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use;

     30. employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of Landlord of such persons and the manner in which such items will be moved, which approval shall not be unreasonably withheld;

     31. install or use any machines or machinery of any kind whatsoever which may disturb any persons outside of the Demised Premises;

     32. use the water and wash closets or other plumbing fixtures for any purpose other than those for which they were constructed, and shall not allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein; or

     33. install any carpeting or drapes, or paneling, grounds or other decorative wood products, in the Demised Premises, other than those wood products considered furniture, which are not treated with fire-retardant materials and, in such event, shall submit, to Landlord's reasonable satisfaction, proof or other reasonable certification of the materials' reasonably satisfactory fire retardant characteristics.

     34. smoke or carry lighted pipes, cigars or cigarettes in the elevators, hallways, lobby or public bathrooms of the building.

II.  Tenant shall:

     1. pay Landlord for any damages, costs or expenses incurred by Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the Demised Premises of the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease;

     2. upon the termination of this Lease, turn over to Landlord all keys; either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the Demised Premises or the Building and, in the event of the loss of any such keys, pay to Landlord the cost of procuring same;

     3. refrain from, and immediately upon receipt of notice thereof, discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease;

     4. request Landlord to furnish passes to persons whom Tenant desires to have access to the Demised Premises during times other than Business Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes;

     5. furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the rent) at Tenant's expense for the employees of the Landlord or Landlord's contractors while doing janitorial or other cleaning services or while making repairs or Alterations in the Demised Premises.

     6. apply at the office of the Building's manager with respect to all matters and requirements of Tenant which require the attention of Landlord, his agents or any of his employees;

     7. pay Landlord reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the Demised Premises and public corridors, if any;

     8. purchase from Landlord or Landlord's designee, at Landlord's option, all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and shall pay Landlord, or Landlord's designee, as the case may be, reasonable charges for the purchase and installation hereof;

     9. pay Landlord reasonable charges for the hiring or providing of security guards during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the Demised Premises or when significant quantities of furniture or other materials are being brought into or removed from the Demised Premises.

III. Landlord shall:

     1.  have the right to inspect all freight objects or bulky matter
(except printed matter) brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations contained in or provided for by this Lease;

     2. have the right to require any person leaving the demises premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant;

     3. in no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the Demised Premises of the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease;

     4. have the right to require all persons entering or leaving the Building, during hours other than Business Hours, to sign a register and may also exclude from the Building, during such hours, all persons who do not present a pass to the Building signed by Landlord;

     5.  furnish passes to persons for whom Tenant requests same;

     6. have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of other occupants, of the Building and

     7. have the right to remove any violation of Paragraph I items 2, 3, 4, 5 or 6 of these Rules and Regulations without any right of Tenant to claim liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom.

     8. have no liability or responsibility for the protection of any of Tenant's property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord's failure to enforce, in any particular instance, or generally, any of Landlord's rights.

                            SCHEDULE C
                     CLEANING SPECIFICATIONS

I.  GENERAL CLEANING -- DAILY

     All furniture, office equipment and appliances, window sills, etc., will be dusted. This shall include all horizontal surfaces up to 6 feet high and enough vertical surfaces daily to complete all vertical surfaces within each week. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed. Telephones will be damp wiped.

     1.  DUST MOPPING

          All non-carpeted areas will be dust mopped.

     2.  VACUUMING

          All rugs and carpets in office areas and spaces are to be vacuumed nightly. Hard to reach places (e.g., under desks and chairs) shall be vacuumed weekly.

     3.  WASTE CANS -- ASHTRAYS

          Waste cans and ashtrays will be emptied and wiped clean. Waste cans shall be damp wiped as necessary. Provide plastic bags in waste cans. Waste not in can will not be removed unless clearly marked "Trash".

     4.  WATER COOLERS AND FOUNTAINS

          Water coolers and fountains will be cleaned.

II.  LAVATORIES -- DAILY

     1.   Clean all mirrors.

     2.   Wash basins and bright work with a non-abrasive cleanser.

     3.   Clean urinals and tile walls near urinals with disinfectant.

     4.   Wash toilet seats and bowls using disinfectant in water.

     5.   Mop floor using disinfectant in water.

     6.   Replace paper goods as necessary.

III. GENERAL CLEANING -- PERIODIC

     1.   HIGH CLEANING -- QUARTERLY

          Pipes, ledges, ceilings, molding, picture frames, etc. will be cleaned at least quarterly.

     2.   AIR CONDITIONING GRILLS -- CLEANED QUARTERLY

          All areas around air conditioning and return air grills will be cleaned at least once every three (3) months.

     3.   VENETIAN BLINDS

          Venetian blinds will be dusted quarterly and damp wiped annually.

     4.   WINDOWS

          Interior and exterior surfaces of exterior windows (including glass panes).

                           SCHEDULE "D"

                       APPROVED CONTRACTORS

Perone, Inc.
Tristar Construction
Lehr Construction
JTC Associates

                           EXHIBIT "E"
                      INTENTIONALLY OMITTED

                 Pan Am Equities, Inc., as agent
                       Three New York Plaza
                     New York, New York 10004

                                             August    , 2000

Mr. David Jan Mitchell
Bion Environmental Technologies, Inc.
18 East 50th Street
New York, New York

     Re: Lease by and between Pan Am Equities, Inc., as agent and Bion Environmental Technologies. Inc.

Dear Mr. Mitchell:

     Simultaneously herewith, Pan Am Equities, Inc. ("Pan Am") and Bion Environmental Technologies, Inc. ("Bion") are executing a Lease for the tenth floor of the Building known as 18 East 50th Street ("Building"). Pan Am has agreed in conjunction with Bion's execution of the Lease to provide three (3) annual basic memberships for a two year period to the New York Health & Racquet Club subject to the terms and conditions imposed by the New York Health & Racquet Club. The membership shall be for the club located in the Building.

     If, at any time, Bion relocates from the Building or the Lease is terminated, the memberships will be deemed automatically cancelled.

                         Very truly yours,

                         Pan Am Equities, Inc., as agent


                         By:_________________________________
                              Scott F. Solomon. President

Agreed and Accepted:

Bion Environmental Technologies, Inc.


By: ______________________________